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                                                                    EXHIBIT 10.9

                                    LEASE


         LEASE, effective as of July __, 1997 (the "Effective Date") between K/B FUND IV, a Delaware general partnership, with an office at 1437 South Boulder, Tulsa, Oklahoma 74119 ("Landlord"), and CONTINENTAL NATURAL GAS, INC., an Oklahoma corporation, with an office at Suite 500, 1412 South Boston, Tulsa, Oklahoma 74119 ("Tenant").


                        ARTICLE ONE - LEASE OF PREMISES

         Section 1.01     Lease of Premises.

         (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, for the term and at the rent hereinafter stated, the premises referred to in subsection (b) below (the "Leased Premises") in the building, together with parking spaces as hereinafter provided and certain non-exclusive rights to the parking garage and related improvements known as The Texaco Building, 1437 South Boulder, Tulsa, Oklahoma 74119 (the "Building").

         (b) The Leased Premises shall include a total of approximately 20,347 rentable square feet (rsq) of demised office space located on the entire twelfth (12th) floor West Tower of the Building and on a portion of the twelfth
(12th) floor East Tower of the Building as shown on the attached Floor Plans on Exhibit A1, (i) together with such additional space as Tenant may lease at the Building pursuant hereto (when added to the Leased Premises) and all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the term of this Lease are attached to, situated or located in, or used in connection with such space leased by Tenant but excluding any personal property or trade fixtures of Tenant and (ii) less such space as may be deleted from the Leased Premises pursuant to any provision of this Lease (when so deleted). The rentable area of the Leased Premises described above is represented by Landlord to Tenant to be 20,347 square feet. The rentable area of the Building is represented by Landlord to Tenant to be 515,738 square feet. Landlord's stated calculation of the rentable area of Leased Premises and Building shall be determinative.

         (c) This Lease includes the right of Tenant to use the Common Building Facilities (as defined below) in common with other tenants in the Building and Tenant's Parking Spaces (as provided for in Article Six) in the Building Parking Garage and Additional Parking Area (referred to in Article
Six).

         (d) The term "Common Building Facilities" shall mean all of the common facilities in or around the Building designed and intended for use by all tenants in the Building in common with Landlord and each other, including but not limited to the parking garage constructed on the land (the "Building Parking Garage") the other parking areas (the "Additional Parking"), hallways, elevators, fire stairs, telephone and electric closets, aisles, walkways, truck docks, plazas, courts, restrooms, service areas, lobbies, landscaped areas, and all other common and service areas of the land and the

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Building intended for such use.  Floors wholly occupied by Tenant shall not have any facilities which shall be used in common with other tenants, except for (i) fire stairs and (ii) mechanical, equipment and janitorial rooms and general service areas for Landlord's exclusive use serving the Building generally. Use of the Common Building Facilities is subject to rules and regulations promulgated by the Landlord.

         (e) The term "Building" means all of the land and improvements thereon included within the office projects known as the Texaco Building, 1437 South Boulder Street, Tulsa, Oklahoma as described on Exhibit "A".

         The term "The Texaco Building Complex" means any and all driveways, roadways, sidewalks, landscaped area and other facilities and amenities from time to time located within The Texaco Building Complex which are all for the common use of all occupants and business visitors of The Texaco Building.

                               ARTICLE TWO - TERM

         Section 2.01 Initial Term. This Lease is effective as of the date hereof. The initial term of this Lease (the "Initial Term") shall commence on the Term Commencement Date (as defined in Section 3.01 below) and shall terminate on midnight of last day of the sixtieth (60th) month following the
(i) the Term Commencement Date, if the Term Commencement Date occurs on the first day of a calendar month, or (ii) if not, the first day of the calendar month immediately following the calendar month containing the Term Commencement Date (the "Expiration Date") or on such earlier date on which the term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law.

         Section 2.02     Renewal Terms.

         (a) Provided Tenant is not then in default in any of its obligations under this Lease after applicable notice and curative periods have expired, Tenant shall have the option to renew the term of this Lease as to all of the Leased Premises for a one (1) two-(2) year renewal term (the "Renewal Term"). Such option shall be exercised by written notice to Landlord given at least six (6) months prior to the expiration of the Initial Term. The Renewal Term shall be on the same covenants, agreements, terms, provisions and conditions as are contained herein for the Initial Term, except as expressly provided herein to the contrary and except for such as are, by their terms, inapplicable to a Renewal Term. Tenant shall have no further renewal options following the Renewal Term. The rent payable during the Renewal Term shall be as provided in Section 4.04.

         (b) At any time after the Renewal Term has become effective and the rent payable during such Renewal Term determined, Landlord and Tenant, upon request of either, shall execute an agreement supplementary hereto setting out the date to which such Renewal Term shall extend, the Annual Rental payable during such Renewal Term and the Leased Premises for such Renewal Term.





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         (c)     Tenant's renewal rights may not be exercised by any sublessee or assignee except by a permitted assignee (including an Affiliate of Tenant as provided in Section 16.01) of all of Tenant's rights under this Lease.

         Section 2.04 Expansion Option. Tenant shall have the right and option to expand the Leased Premises ("Expansion Option") to include all of office space adjacent to the initial premises on the twelfth (12th) floor of the East Tower ("Expansion Space") on the following terms:

         (a) Landlord shall notify Tenant in writing if it receives a request for lease proposal or bona fide interest to lease the Expansion Space from a third party (the "Third Party") and Tenant shall have seven (7) days from receipt of Landlord's notice to add the Expansion Space to this Lease by way of Lease Amendment as hereinafter provided.

         (b) If after Landlord's notice of offer, Tenant does not notify Landlord of its election to lease the Expansion Space, Landlord may proceed to lease the Expansion space to such Third Party on terms and conditions, including rental rate, acceptable to Landlord. If a lease is not entered into by Landlord with such Third Party within six (6) months of Landlord's notice, Tenant's right to first offer and option for the Expansion shall revest.

         (c) At any time during the Term when the Expansion Space is not leased to a third party or subject to negotiation by Landlord within six (6) months of Landlord's notice to Tenant as provided in Section 2.04(a), Tenant shall have the right by giving notice to Landlord to include the Expansion Space in this Lease by way of Lease Amendment as hereinafter provided.

         (d) If the Expansion Option is exercised by Tenant with a term commencing on or before December 31, 1997, the Lease Amendment shall provide:

                 (1) An Annual Rental for the Expansion Space of TEN AND 50/100 DOLLARS ($10.50) per rentable square foot.

                 (2) A Tenant Improvement Allowance equal to 1/60th of the sum of TEN AND NO/100 DOLLARS ($10.00) times the rentable square footage of the Expansion Space times the number of months then remaining in the Initial Term.

                 (3) All other provisions of the Lease shall remain the same.

         (e) If the Expansion Option is exercised by Tenant with a term commencing after December 31, 1997, the Lease Amendment shall provide:

                 (1) An Annual Rental Rate for the Expansion Space equal to One Hundred Percent (100%) of the Fair Market Value of the Expansion Space as determined under the procedures set forth on Exhibit "C" .





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                 (2)      All other provisions of the Lease shall remain the
same.

         (f) Tenant's Expansion Option for the Expansion Space shall expire upon an Event of Default of this Lease and upon the expiration of the Initial Term if not previously exercised before such date.

         Section 2.05 Term of this Lease. The term "term of this Lease" shall mean the Initial Term and the Renewal Term which may become effective pursuant to Section 2.02.


                     ARTICLE THREE - TERM COMMENCEMENT DATE

         Section 3.01     Term Commencement Date.

         (a) Landlord shall make the Leased Premises available to Tenant for the performance by Tenant of its Tenant finish work simultaneously with the Effective Date of this Lease. Such space shall be delivered to Tenant in "as is" condition, Landlord having no obligation to do any demolition, construction or improvement work with respect to such space, except as provided in Exhibit "B". Rent and occupancy for Tenant's business operations shall commence upon the earlier of (i) the date Tenant has completed its move in and has commenced its business operations or (ii) September 15, 1997.

         (b) Except as specifically and expressly provided in this Lease, Landlord makes no express or implied warranties as to the condition of such space (or any other space subsequently leased by Tenant) or its suitability for the conduct of Tenant's business except as provided in Exhibit "F".

         (c) Prior to performing any work in the Leased Premises, Tenant shall submit working drawings and specifications sufficient to complete construction based thereon ("Tenant's Plans") for Tenant's improvements, additions, installations, alterations and trade fixtures to be installed in the Leased Premises (and for any subsequent improvements or changes to the Leased Premises, including as to additional space added thereto) for Landlord's review and written approval. Landlord shall have ten (10) days from receipt of Tenant's Plans to either approve or reject or comment to same, specifying the reason for any objections or comments in reasonable detail in writing.
Landlord shall not unreasonably withhold its approval to any of Tenant's Plans provided (i) the same provide for improvements which will be compatible and integrate with and not unduly drain from the base building systems for the Building and will meet all structural design load requirements; (ii) no improvements of Tenant will be visible from the exterior of the Building; (iii) any improvements visible from common areas, including elevator lobbies, will be aesthetically compatible with the Building common areas; (iv) all of Tenant's improvements and the construction thereof will be consistent with good construction, engineering and safety practices; and (v) any additional requirements of Sections 7.01 or 11.01 , the Rules and Regulations attached hereto as Exhibit "H" and other provisions of this Lease are met. Landlord shall charge no plan review fee or fee for third-





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party architectural, engineering, consultant and other professional fees and expenses incurred by Landlord in connection with the review of Tenant's Plans.

         Tenant shall perform all construction with contractors and subcontractors of its choice, subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall cooperate in providing Landlord with the information that it requests to qualify contractors or subcontractors.

         Tenant and Tenant's contractors and subcontractors shall comply with all Applicable Laws and all of the Building Rules and Regulations as set forth in performing its construction. All such construction shall be performed in a good and workmanlike manner in keeping with good construction practice. Tenant shall be responsible for obtaining all of its required building permits and the certificate of occupancy (if required) for the Leased Premises, as well as any special permits or licenses required pursuant to Section 7.01.

         Tenant shall indemnify and hold harmless Landlord from and against any and all losses, damages, costs and expenses (includes costs of suit and attorneys' fees), liabilities, or causes of action arising out of or relating to any alterations, additions, installations, or improvements made by Tenant to the Leased Premises, including but not limited to, mechanics, materialmen's or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any such work. All contracts with materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Leased Premises must provide that they look solely to Tenant for payment for same. Without limiting the generality of the foregoing, Tenant shall repair or cause to be repaired at its expense all damage caused by Tenant or any of its contractors, their subcontractors or their employees, to the Building or any mechanical system therein, or at Landlord's option, following notice to Tenant which is reasonable under the circumstances, Landlord shall repair such damage at Tenant's cost and expense.


                             ARTICLE FOUR - RENTAL

         Section 4.01 Annual Rental. Tenant shall pay to Landlord as rent, at the office of the Building or elsewhere as directed from time to time by Landlord's written notice to Tenant, a base rental (the "Annual Rental") computed on the basis of the Annual Rate in Exhibit "C" for each rentable square foot of the Leased Premises. The Annual Rental shall be payable in equal monthly installments, in advance, on the first day of each and every month of the term of this Lease, the first such payment becoming due and payable on the Term Commencement Date as to the space leased by Tenant on the Term Commencement Date. Also, a prorated monthly installment shall be paid, if the Term Commencement Date is other than the first day of a month or if the term of this Lease terminates on a day other than the last day of a month.





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         Section 4.02     Additional Rental.

         (a) For calendar year 1998 and for each calendar year thereafter Tenant shall pay as additional rental together with all sums other than Annual Rental payable by Tenant under this Lease (the "Additional Rental") for each Operating Expense Year (as hereinafter defined) Tenant's Share (as hereinafter defined) of the increase, if any, in the direct expenses paid or incurred by Landlord for the operation, repair and maintenance of the Building, Building Parking Garage, other Common Building Facilities, and the Additional Parking Area ("Operating Expenses" as more fully defined in Exhibit D). As of the Effective Date of this Lease, the total rentable area of the leasable space within the Building is 515,738 square feet; therefore, as of the Effective Date of this Lease, the Tenant's Share of Operating Expenses is three point nine-five percent (3.95%). Notwithstanding the foregoing, for purposes of calculating Additional Rental hereunder (i) the Operating Expenses for 1998 shall not exceed four percent (4%) of the Operating Expense Base, and (ii) the Operating Expenses for each Operating Expense Year following 1998 shall not exceed four percent (4%) of the Operating Expenses for the immediately preceding Operating Expense Year (as limited pursuant to this paragraph 4.02(a)); provided however that such limitation shall apply only to all Operating Expenses other than the real estate taxes and assessments. In calculating the maximum amount of Operating Expenses for Tenants Share, the amount of actual real estate taxes and assessments shall first be deducted from Operating Expenses then the four percent (4%) limitation shall be applied to the remainder and then real estate taxes and assessments shall be added back and the sum of the above amounts shall be the Operating Expenses used in determining Tenant's Share of Operating Expenses; provided however that the amount of real estate taxes and assessments in 1998 shall not be in excess of ten percent (10%) more than the amount of 1997 taxes and for each year after 1998 shall not be in excess of ten percent (10%) of the amount for the prior year. Such Additional Rental shall be payable by Tenant to Landlord as hereinafter provided.

         (b) The term "Operating Expense Year" shall mean each calendar year commencing with the calendar year in which the Term Commencement Date occurs, falling, in whole or in part, within the term of this Lease. If a Term Commencement Date for space leased by Tenant occurs on a date other than January 1 or the term of this Lease terminates or expires on a date other than December 31, the Additional Rental for the pertinent Operating Expense Year for such space shall be prorated based upon the number of days in such Operating Expense Year occurring after such Term Commencement Date or before the termination or expiration of the term of this Lease, as applicable.

         (c) The term "Tenant's Share" shall mean that number, stated above as a percentage in Section 4.02(a). In the event of any change in the area of the Leased Premises or the Building or in the event Tenant is entitled to a rent abatement for Operating Expenses hereunder as to all or any portion of the Leased Premises, Tenant's Share shall be adjusted to reflect such change or event on a prorated, daily basis determined by dividing the number of rentable square feet in the Leased Premises by the greater of (i) ninety-five (95%) percent of the number of square feet of rentable area in the Building (as represented by Landlord in Section 1.01(b)), or (ii) actual number of square feet of rentable area then leased in the Building.





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         (d)     The term "Operating Expense Base" shall mean an amount equal to the product of Operating Expenses for the calendar year 1997 per rentable square foot and ninety-five (95%) percent of the number of rentable square feet in the Building (as represented by Landlord in Section 1.01 (b). On or before April 1, 1998, Landlord will submit a statement setting forth the computation of Operating Expenses for the calendar year 1997.

         (e) Landlord's "Operating Statement" shall mean a statement setting forth (1) the Operating Expenses for such Operating Expense Year, showing in detail the amount of each item included in Operating Expenses, (2) a detailed computation of any Additional Rental for such Operating Expense Year and (3) a reconciliation of the actual Additional Rental payable by Tenant for such year with the estimated Additional Rental paid by Tenant for such year. Each Operating Statement shall be furnished by Landlord to Tenant not later than April 1 of the calendar year following the Operating Expense Year to which such statement relates.

         Beginning with January 1, 1998, and for each calendar year thereafter during the term of this Lease, Landlord shall provide Tenant on or before April 1 of such year with a comparison of the projected Operating Expenses for the year and the Operating Expense Base and the projected Tenant's Share of any positive differences between them. Commencing on the later of (i) the receipt by Tenant of the Operating Statement for each year or (ii) January 1 of each year, Tenant shall pay one-twelfth (1/12th) of such positive difference each month during the year. If Tenant's Additional Rental for Operating Expenses reflected in the Operating Statement for any Operating Expense Year are greater than the amounts actually paid by Tenant for such Operating Expense Year, Tenant shall pay Landlord such difference within thirty (30) days of receipt of the Operating Statement for such Operating Expense Year. If Tenant's Additional Rental for Operating Expenses reflected in the Operating Statement for any Operating Expense Year are less than the amounts actually paid by Tenant for such Operating Expense Year, such difference shall be credited to Tenant's next payment(s) of Annual Rental and/or Additional Rental, unless the term has expired, in which event such difference shall be paid by Landlord to Tenant within thirty (30) days of delivery of the Operating Statement (net of any sums otherwise owed by Tenant to Landlord).

         (g) In no event shall Tenant's Annual Rental be reduced, nor shall Landlord owe any amount to Tenant, if, for any reason, Operating Expenses for any Operating Expense Year are less than the Operating Expense Base.

         (h) Landlord shall permit Tenant, at any reasonable time after reasonable notice, to inspect and do a complete audit at Tenant's sole expense, but only with the use of a "Big Six" accounting firm, of all of the books of accounts and records of Landlord to the extent reasonably required to establish Operating Expense. Tenant may not request such an audit more than once per calendar year. If Tenant shall ask for an audit to be made, and if Operating Expenses for any period shall be found to be overstated or understated, then Landlord shall pay Tenant the amount of overpayment, or Tenant shall pay to Landlord the amount of the underpayment, as the case may be, together with interest thereon at the rate specified in Section 8.02(b) of this Lease, from the date of such overpayment or underpayment to the date the overpayment or underpayment is refunded or





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paid. Tenant's right to make such an audit with respect to any calendar year shall expire twelve (12) months after Landlord's Operating Statement for the calendar year shall have been delivered to Tenant, and each such Operating Statement shall be final and binding on Tenant and shall, as between the parties, be conclusively deemed correct, at the end of such twelve (12) months, unless prior thereto Tenant has served Landlord with a notice challenging the accuracy of same.

         Section 4.03     Real Estate Taxes, Assessed Valuation.

         (a) If Landlord fails to pay any real estate tax or assessment includable in Operating Expenses prior to the time that any penalty or interest may be charged, any penalty or interest levied shall not be included by Landlord in Operating Expenses for purposes of calculating Tenant's Additional Rental.

         (b) Landlord may petition for reduction of the assessed valuation of the Building and the land comprising The Texaco Building Complex, claim a refund of real estate taxes or assessments or otherwise challenge the validity or applicability of any real estate tax, assessment or similar or related laws.

         Section 4.04 Renewal Rental. Annual Rental for the Renewal Term shall be in accordance with Renewal Term Rental Rate as indicated in Exhibit C.


                            ARTICLE FIVE - SERVICES

         Section 5.01     Standard of Operations.

         (a) Landlord shall at all times operate and maintain the Building in accordance with a standard at least as high as that customarily followed in the operation and maintenance of office buildings similar to the Building and with similar tenants in the vicinity of the Building ("Comparable Buildings") and, without limiting the foregoing, shall provide the specific facilities, utilities and services set forth in this Article.

         (b) The office space in the Building, other than the space occupied by Tenant, shall be leased only to tenants who are similar in character to those found in Comparable Buildings. Ground floor retail space, if any, may be leased to commercial occupants of the following character: banks, restaurants, department stores and retail merchants and other tenants found in office and retail space in Comparable Buildings. Landlord may (but shall not be obligated to) lease space in the Building to a first-class club facility.

         Section 5.02     Heating, Ventilating and Air Conditioning.

         (a) Landlord shall provide a heating, ventilating and air conditioning system ("HVAC") meeting the requirements of Exhibit F. Landlord shall furnish HVAC services meeting the





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requirements of Exhibit F in season as required for Tenant's comfortable use and normal occupancy of the Leased Premises, from 7:00 a.m. to 6:00 p.m. (Landlord shall turn on the HVAC system of the Building by 6:00 a.m. on Tenant's floors to enable the comfortable use and normal occupancy of the Leased Premises to be met by 7:00 a.m.) Mondays through Fridays and from 8:00 a.m. to 1:00 p.m. on Saturday. For purposes of this Lease, holidays shall be indicated in writing by Landlord annually (the "Building Holiday Schedule"). Tenant shall make arrangements for building services at least sixty (60) days in advance if the Building is scheduled to be closed.

         (b) Landlord shall, upon reasonable advance notice from Tenant, furnish Tenant HVAC services at any time or times other than the regular hours specified above in accordance with the schedule attached hereto as Exhibit 1.

         (c) For HVAC and humidity control systems requiring special operating hours or other conditions which necessitate the use of self-contained units (the "Special Systems"), Landlord shall furnish electrical power to Tenant for Tenant's use in installing and operating, at Tenant's expense, one or more Special Systems. Tenant shall bear any extra expense incurred by Landlord in furnishing such power from the Building's system or in expanding the Building's system, if necessary, to provide such electrical power, including the cost to Landlord of providing direct and separate metering if either Landlord or Tenant requests separate metering. Such expansion of the Building's system, if necessary, shall be subject to the approval of Landlord, which shall not be unreasonably withheld or delayed. Landlord shall review Tenant's HVAC plans prior to construction of Tenant's interior improvements and notify Tenant if Landlord will charge Tenant for the installation and or use any Special Systems.

         Section 5.03     Electrical Service.

         (a) Landlord shall provide an electrical distribution system for the Building meeting the requirements of Paragraph II of Exhibit F. Landlord shall cause to be furnished and pay for all electricity used in the Leased Premises or in operating any and all facilities serving the Leased Premises (the cost of same to be Operating Expenses); provided, however, that Tenant shall bear any extra expense incurred by Landlord in furnishing electric power in excess of the normal office use which may be required for use by Tenant for electronic data processing equipment (including computers), if furnishing such excess power is reasonably feasible, given the reasonable needs of the Building and other occupants, including the cost to Landlord of providing direct and separate metering if either Landlord or Tenant requests separate metering. If direct and separate meters are not used, the amounts chargeable to Tenant under the preceding provision shall be Landlord's average cost of electric power multiplied by Tenant's excess usage, as reasonably determined by Landlord's professional engineer. Landlord shall review Tenant's electrical plans prior to initial installation and advise Tenant whether excess capacity is required to be installed at Tenant's expense and whether Landlord anticipates that Tenant's usage shall exceed the amount for normal office use.

         (b) Landlord will notify Tenant at least seventy-two (72) hours in advance of any planned shut down of the electrical system for repairs or maintenance. Landlord will attempt to schedule





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such shut downs for weekends starting on Friday evenings.  Any such shut downs shall not entitle Tenant to any abatement of rent during the scheduled shut down period or be construed as an interruption of services under Section 5.08 of this Lease.

         Section 5.04     Elevators.

         (a) Landlord shall provide passenger elevators to serve the Leased Premises. The passenger elevators shall generally be available during all working hours of all working days, and, at all other times, there shall be at least one passenger elevator available to serve the Leased Premises subject to events beyond Landlord's reasonable control and emergencies which may arise.
In the event of such interruption, Landlord shall, as promptly as is practical under the circumstances, commence to use all reasonable efforts to cause such service to be reinstated as soon as is practical.

         (b)     There is a designated freight elevator in the Building.
Tenant shall provide Landlord with twenty-four (24) hours' advance notice of its need for a freight elevator and Landlord shall endeavor to make the freight elevator available to Tenant. Tenant's use of the freight elevator is limited by the Building's Rules and Regulations, which are subject to change. Failure to provide said notice shall relieve Landlord of its obligation to provide a dedicated freight elevator.

         Section 5.05 Light Bulbs and Water. Landlord shall furnish and/or install as an Operating Expense (a) all initial and replacement fluorescent and incandescent light bulbs and ballast in the Leased Premises, Common Building Facilities and Building Parking Garage, provided that they are the Building's standard bulbs and ballasts. Tenant will comply with all of Landlord's standards for energy efficient lighting fixtures; provided however if Landlord is required to make replacement of lighting fixtures in the Premises by reason of legal requirements, such replacement shall be at Landlord's expense. Landlord shall furnish water, including chilled and heated water, at those points of supply provided for general use of all tenants in the Building as required for lavatory and drinking purposes and such other uses as are permitted pursuant to Section 7.01. The fire stand pipe water system shall comply with the National Fire Protection Agency "NFPA Code" and applicable local laws.

         Section 5.06     Access Control.

         (a) Landlord may install and maintain access control for the Building and Building Parking Garage. Such access control may include electronic access control to the Building and Leased Premises.

         (b) Landlord shall not be liable to Tenant for losses due to theft or burglary, or for damages or injuries caused by the entry of unauthorized persons to the Building, Building Parking Garage, the Leased Premises or other portions of the Building; provided however that Landlord shall, subject to
Section 9.02 hereof, remain liable for damages or injuries arising directly from the gross negligence of Landlord. If installed, Landlord's access control system shall comply with the requirements of all Applicable Laws.





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         (c)     Tenant, at its expense and with the prior written approval of
Landlord, which approval shall not be unreasonably withheld or delayed, may install such additional safety and security systems or devices within or controlling access to the Leased Premises (but not in any lobbies or other common areas), including, without limitation, smoke detectors, electronic security devices and auxiliary emergency electric power supplies, as Tenant may deem reasonably appropriate. Tenant shall have the right by installation of a card or key system, to control access from all public elevators to floors wholly occupied by Tenant; provided that Tenant's use of such system shall not interfere with Landlord's obligations to provide services or perform any work under this Lease; and provided, further, that, Landlord shall have reasonable access to the Leased Premises in emergencies and provided that such system does not interfere with the proper operating of the elevator system or require the Landlord to incur additional costs to retrofit or maintain the elevators in order to accommodate such a system.

         (d) Tenant, at its expense, may install and operate a cardkey or similar security system for the Leased Premises so long as it does not interrupt ingress and egress of other tenants on multi-tenant floors.

         (e) Any additional safety or security systems installed by Tenant shall be compatible with Landlord's security and safety systems, programs and procedures and shall comply with all Applicable Laws.

         Section 5.07     Janitorial Services.

         (a) Landlord shall provide, as an Operating Expense the cleaning and janitorial services ("Janitorial Services") and window cleaning services set forth in Exhibit G hereto.

         Section 5.08     Interruption of Services.

         (a) If, for any reason within Landlord's reasonable control there is a failure to furnish the facilities, utilities or services specified in this Article which are essential for Tenant's beneficial occupancy of the Leased Premises or to provide parking spaces required by Article Six and, after written notice thereof by Tenant to Landlord and to any holder of a First Mortgage for which Tenant has been provided a notice address, Landlord does not remedy same within thirty (30) days following delivery of such written notice (provided as to matters which cannot reasonably be remedied within thirty (30) days, Landlord shall not be deemed to be in default of its obligations, and Tenant shall have no remedy hereunder except as may be provided in Section 5.08(d), provided Landlord has commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion). If Landlord is in default after the applicable cure period, then Tenant shall, if it is not then in default of any of its obligations under this Lease, have the option to provide such facilities, utilities or services for its own account until Landlord remedies the default and performs such obligations in accordance with this Lease. If any interruption of services shall continue for more than sixty (60) days, Tenant may, by written notice to Landlord given at any time prior to the resumption of service to a reasonable level, terminate this Lease, and, upon giving such notice, this

Lease shall terminate and expire on the date set forth in such notice, which date shall not be more than ninety (90) days after the date of such notice.

         (b) In addition to Tenant's self-help remedies described in subsection (a) above, if for any reason within Landlord's reasonable control there is a failure to furnish the facilities, utilities or services required to be furnished by this Lease and such failure results in an imminent threat to persons, Tenant's property or Tenant's business, Tenant may, after providing Landlord with such notice and the first right to remedy such failure as is practical under the circumstances, provide for its own account such facilities, utilities or services to the extent necessary to remove the threat to persons or property.

         (c) Any reasonable sums expended by Tenant in exercising its remedies described in Sections 5.08(a) or 5.08(b) above shall be reimbursed by Landlord within sixty (60) days of Tenant's invoice therefore together with invoices and paid receipts and other reasonable evidence of such costs (a copy of same shall be simultaneously delivered by Tenant to any holder of a First Mortgage for which Tenant has been given a notice address).

         (d) If any impairment or cessation of Building Services pursuant to Section 5.08(a) or Section 5.08(b) renders part or all of the Leased Premises unusable for the normal conduct of Tenant's business for more than five (5) consecutive business days, rent shall thereafter abate as to the portion of the Leased Premises rendered unusable until such service is reinstated so that Tenant's Leased Premises are again useable for the normal conduct of Tenant's business.

         (e) The remedies set forth in subsections (a)-(d) above shall be Tenant's exclusive remedies for interruption of Building Services resulting from Landlord's negligent or wrongful acts or omissions. If an impairment or cessation of Building Services results from the failure of any utility company or other third party service provider to furnish such services, or other event beyond Landlord's reasonable control, Landlord shall have no liability to Tenant under this Lease and, except as provided in the next sentence, rent shall not abate, provided Landlord promptly notifies the service provider of such impairment or cessation and thereafter employs all reasonable efforts to cause such services to be reinstated. If such impairment or cessation of Building Services resulting from the failure of any utility company or other third party service provider to furnish such services or other events beyond Landlord's reasonable control renders part or all of the Leased Premises unusable for the normal conduct of Tenant's business for more than five (5) consecutive business days, rent shall thereafter abate as to the portion of the Leased Premises rendered unusable until such service is reinstated so that Tenant's Leased Premises are again useable for the normal conduct of Tenant's business.

         Section 5.09 Personnel. Landlord shall employ and/or contract with persons of sufficient number and experience to maintain the Building and Common Building Facilities and to perform the services within its control which Landlord is required to perform under this Lease.

         Section 5.10     Insurance.

         (a) Tenant shall maintain at its sole cost, at all times during the terms of this Lease the insurance coverage set forth below with companies rated A8 or higher by AM Best with full policy limits applying, but not less than as stated.

                 (i) Workers' Compensation Insurance as required by laws and regulations applicable to and covering employees of Tenant;

                 (ii) Employers' Liability Insurance protecting Tenant against common law liability in the absence of statutory liability, for employee bodily injury arising out of the master-servant relationship with a limit of not less than $1,000,000;

                 (iii) Commercial General Liability Insurance including contractual liability and products and completed operations with limits of not less than $500,000 per occurrence and $1,000,000 in the aggregate,

                 (iv) Automobile Liability Insurance including non-owned and hired vehicle coverage with limits of liability of not less than $500,000;

                 (v) Excess Liability Insurance over Automobile Liability, Commercial General Liability, and Employers' Liability coverage afforded by the primary policies described above with minimum limits of $1,000,000 in excess of specified limits;

                 (vi) All-Risk Property Insurance for the ninety (90%) percent replacement value of any leasehold improvements, additions, alterations and/or installations made by tenant and for all contents.

         (b) Landlord shall maintain insurance coverage applicable to the Texaco Building Complex similar to the coverage required to be maintained by Tenant in Section 5.10 above including, without limitation All-Risk Property insurance for ninety percent (90%) of replacement value on the Texaco Building Complex excluding (at Landlord's discretion) leasehold improvements, alterations, and property of tenants of the Texaco Building Complex.

         (c) Prior to commencement of the Lease, a certificate evidencing the required coverage shall be delivered by each party to the other, naming the other as an additional insured as respects liability coverages. This certificate shall provide that any change restricting or reducing coverage or the cancellation of any policies under which certificates are issued shall not be valid until the other party has received 30 days' written notice of such change or cancellation. Further, the certificate shall state that the insurance is primary coverage and not concurrent or excess over other valid insurance which may be available. The Workers' Compensation policy shall be endorsed to provide waiver of subrogation rights in favor of the other party. Such insurance may be carried under a blanket policy covering the Leased Premises and other locations, if any, provided such policy contains an endorsement (i) naming the other party as an additional insured, (ii) specifically referencing the Leased Premises on the Texaco Building Complex; and (iii) guaranteeing a minimum limit available equal to the limits of liability required under this Lease.

         (d) Tenant agrees to comply with all terms of the insurance contracts referenced in this section. Failure of Tenant to keep the required insurance policies in full force and effect during the term of this Lease and during any extensions, shall constitute a breach of this Lease and Landlord shall have the right, in addition to any other rights, to cancel and terminate this Lease without further cost to Landlord. Nothing contained in these provisions relating to coverage and amounts set out herein shall operate as a limitation of tenant's liability in tort or contract under the terms of this Lease.

                         ARTICLE SIX - TENANT'S PARKING

         Section 6.01     Tenant's Parking.

         (a) At all times during the Initial Term or any Renewal Term Landlord, at its expense, will provide Tenant with sixty-three (63) spaces at no charge, twenty-one (21) of which shall be reserved covered parking as indicated in Exhibit A-2. Landlord may provide Tenant on request during the Initial Term and the Renewal Term, up to five (5) additional covered parking on a month-to-month basis at a cost of TWENTY-FIVE AND NO/100 DOLLARS ($25.00) per space per month; provided however that Landlord may recapture such additional spaces upon thirty (30) days notice to Tenant. Tenant shall have no claim on any additional parking not expressly assigned to it in this paragraph. Both the Building Parking Garage and Additional Parking Area shall be available for use 24 hours a day. Landlord shall keep and maintain both the Building Parking Garage and the Additional Parking Area in a clean, safe and first-class condition. Landlord shall not be obligated to provide personnel to perform parking service but may provide access control to the Building Parking Garage, provided however Landlord shall not be liable to Tenant for losses due to the theft or burglary, or for injury to persons or property done by unauthorized persons unless directly due to the gross negligence of Landlord.

         (b) If Tenant, its permitted assignees or subtenants and/or their respective employees, licensees and guests at any time during the Initial Term or the Renewal Term are not able to use the Building Parking Garage and/or Additional Parking Area for the parking spaces provided herein because of unauthorized use thereof, Landlord shall take whatever steps are necessary, including, if appropriate, the posting of signs, the distribution of parking stickers and the towing away of unauthorized vehicles, to the end of preventing further unauthorized use. However, Landlord shall not be financially liable for unauthorized use of Tenant's parking, provided that it has made reasonable efforts insure the availability of such parking. Tenant shall use reasonable efforts to ensure that its employees and guests restrict their use of parking to Tenant's parking spaces.

                         ARTICLE SEVEN - USE AND ACCESS

         Section 7.01     Use.

         (a) Tenant, its Affiliates (as defined in Section 16.01), and permitted assignees and subtenants, shall have the right to use the Leased Premises for general office purposes.

         (b) To the extent Tenant's use as set forth in subsection (a) above or any other special uses to which Tenant is permitted by Landlord to put the Leased Premises require a specific Certificate of Occupancy, or a special entry on the general Certificate of Occupancy for the Building, Tenant shall obtain the same at its sole expense and shall provide Landlord with a copy upon request; and Tenant shall be responsible for obtaining any special health, safety or other governmental permit, approval or license required in connection with any such specific use as well as the building permits for Tenant's work and Certificate of Occupancy (if required) for the Leased Premises. Landlord shall cooperate with Tenant and shall execute all applications, authorizations and other instruments reasonably required to enable Tenant to fulfill its responsibilities under this subsection. Tenant shall use the Leased Premises so that (i) no extra noise, smell (including those resulting from food preparation) or vibrations will emanate from the Leased Premises into common areas or areas leased by other tenants or occupants of the Building; (ii) other occupants of the Building are not disturbed or interfered with in their use and enjoyment of their premises, the Building or the Common Building Facilities;
(iii) all Applicable Laws and good health, safety and engineering practice will be complied with; (iv) such use will not create design load or other problems for the structural, mechanical, electrical, plumbing or HVAC systems of the Building; (v) ventilation, fire hazard and special waste disposal problems are addressed to Landlord's reasonable satisfaction; and (vi) Landlord's other concerns for the safe and efficient operation, maintenance and repair of the Building and Common Building Facilities are addressed to Landlord's reasonable satisfaction.

         Section 7.02     Environmental.

         (a) Tenant acknowledges that Landlord has made available at Landlord's office certain environmental reports and surveys of the Building, including asbestos surveys and asbestos remediation certifications and current activities. A list of the environmental reports and surveys are listed in Exhibit J - Environmental, which is made a part of this Lease. The purpose of providing the reports and surveys listed in Exhibit J is to indicate the presence or absence of asbestos. Landlord makes no representations or warranties whatsoever to Tenant regarding:

         The materials listed in Exhibit J and made available to Tenant for its review (Landlord has informed Tenant that the materials listed in Exhibit J are not a comprehensive hazardous substance survey of the Building for all forms of hazardous or toxic materials, including, but not limited to, asbestos containing hazardous materials, and can not be relied upon as a representation that there are no hazardous or toxic materials at the Building, whether
addressed therein or not).   Tenant: (x) shall not rely on and Tenant hereby
represents to Landlord that it has not relied on the materials listed in Exhibit J with respect to the leasing of the Leased Premises, the same having been provided for informational purposes only. Prior to commencement of interior improvements made prior to the Term Commencement Date by Tenant, Tenant shall have ten (10) days to engage such specialists and to make studies and investigations and such tests and surveys of the Leased Premises from an environmental standpoint as Tenant deems necessary and appropriate. If Tenant determines from the resulting study, test, investigation or survey as conducted by an independent third party engineer experienced in such matters that the Leased Premises are contaminated or otherwise contain hazardous materials and adversely affect Tenant's use and or occupancy of the Leased Premises and cannot be controlled or contained in a manner reasonably acceptable to Tenant, then Tenant shall have a one-time right exercisable within five (5) days of receiving such results to notify Landlord in writing and terminate this Lease, otherwise such right of termination shall be deemed waived for all purposes hereunder.

         Tenant shall furnish Landlord with a complete and legible copy of any study, report, test, survey or investigation performed by or on behalf of Tenant at any time involving the Leased Premises and shall fully restore all improvements where samples were taken or work performed and repair all damage resulting from any of the same and shall indemnify and hold Landlord harmless from any and all claims, actions, liabilities, damages, losses, injuries or deaths in connection with or arising out of or from any inspection, sampling or similar or dissimilar activity conducted by Tenant, Tenant's agents or contractors at the Leased Premises for hazardous or toxic materials, whether under this section or otherwise under or in connection with this Lease.

         (b) Landlord and its agents shall have the right to periodically inspect, take samples for testing and otherwise investigate the Leased Premises, at times reasonably acceptable to Tenant, for the presence of hazardous or toxic materials. Landlord's inspections, sampling or testing will not unreasonably interfere with Tenant's use of the Leased Premises and Landlord shall fully restore all improvements where samples were taken or work performed and repair all damage resulting from any of the same and shall indemnify and hold Tenant harmless from any and all claims, actions, liabilities, damages, losses, injuries or deaths in connection with or arising out of or from any inspection, sampling or similar or dissimilar activity conducted by Landlord, Landlord's agents or contractors at the Leased Premises for hazardous or toxic materials, whether under this section or otherwise under or in connection with this Lease.

         (c) Tenant shall not knowingly incorporate into or use, or otherwise place or dispose of at the Leased Premises or within The Texaco Building Complex any hazardous materials in concentrations or levels sufficient so that by the then applicable EPA, OSHA or other applicable standards the specific materials would be classified or identified as toxic or hazardous materials except for the limited purposes of use and storage only where (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standard for safety, storage, use and disposal, (iii) such materials are used for use in the ordinary course of business (i.e., as with office cleaning supplies), (iv) Tenant complies with Landlord's Hazard Communication Program (a copy of which is available at the Landlord's office).

         Landlord shall not knowingly dispose of at the Leased Premises, any toxic or hazardous materials in concentration or levels sufficient that by then applicable governmental standards cause the specific material so identified to be classified or identified as toxic or hazardous materials and shall otherwise deal with all toxic or hazardous materials at the Leased Premises in a manner that will not adversely affect Tenant's access, use or occupancy of the Leased Premises. Any remediation or control at the Leased Premises will be in accordance with all applicable governmental laws, rules, and regulations. If Landlord or Tenant ever have knowledge of the presence in the Leased Premises of such toxic or hazardous materials which affect the Leased Premises, the party having knowledge shall notify the other party thereof in writing promptly after receiving such knowledge. For purposes of this Lease, hazardous or toxic materials shall mean hazardous or toxic chemicals or any materials or wastes containing hazardous or toxic chemicals or materials at levels or content which causes such materials or wastes to be classified as hazardous or toxic as then prescribed by the then current levels or contents as set from time to time by EPA or OSHA or as identified under 29-CFR-1910 or 29-CFR-1925 or other applicable governmental laws, rules and regulations.

         (d) If Tenant or its employees, agents or contractors shall ever violate the provisions of Paragraph a or c above (that apply to Tenant regarding toxic or hazardous materials), or if Tenant's acts, negligence, breach of this provision or business operations directly and materially expand the scope of or materially worsen any contamination from toxic or hazardous materials installed or introduced by Tenant, then Tenant shall clean up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and repair any damage to the Leased Premises or any part of the Building or The Texaco Building Complex within such period as may be reasonable under the circumstances after written notice by Landlord, provided that such work shall commence not later than fifteen (15) days from such notice and be diligently and continuously carried to completion by Tenant or Tenant's designated contractors.

         Tenant shall notify Landlord of its method, time and procedure for any clean-up or removal of toxic or hazardous materials under this provision; and Landlord shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after normal business hours or when the Building or The Texaco Building Complex is otherwise closed (i.e., weekends and holidays).

         (e) Landlord represents and warrants that the Leased Premises, the Building and The Texaco Building Complex are in substantial compliance with all federal, state and local laws relating thereto (including, without limitation, all laws relating to health or the environment) sufficient to afford Tenant's quiet and save enjoyment of the Leased Premises. If Landlord or its employees, agents or contractors shall ever violate the representations contained in this Paragraph (e), or if Landlord's acts, negligence or business operations directly or materially expand the scope of or materially worsen any contamination from toxic or hazardous materials, then Landlord shall clean up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and repair any damage to the Leased Premises or any part of the Building or The Texaco Building Complex within such period as may be reasonable under the circumstances, and such remedial activities shall be diligently and continuously carried to completion by Landlord or Landlord's designated contractors.

         Landlord shall notify Tenant of its method, time and procedure for any clean-up or removal of toxic or hazardous materials in the Leased Premises, and Tenant shall have the right to request reasonable changes in such method, time or procedure and to require the same to be done after normal business hours or when the Tenant is closed for business (i.e., weekends and holidays) if such creates a disruption to Tenant's operations or constitutes a potential risk to public health or safety.

         Section 7.03 Access. Subject to events beyond Landlord's reasonable control and emergencies which may arise, Tenant, its permitted subtenants and their employees, licensees and guests, shall have access to the Leased Premises at all times, 24 hours per day, every day of the year, except if the building is closed due to an emergency or the facility is closed by governmental order.

         Section 7.04     Use of the Common Areas for Certain Purposes.
Tenant, subject to the prior written consent of Landlord, not to be unreasonably withheld, and subject to scheduling as to date and time when the common areas are not otherwise in use, shall have the nonexclusive right to use the common areas and other public portions of the Building to present public events and other exhibits, provided same do not impair the character the dignity of the Building or interfere with other tenants in the Building. Landlord reserves the right to restrict or deny the use of the lobby.

         Section 7.05 Building Directory. Landlord, at its expense, shall maintain a Building directory in the lobby of the Building for all tenants of the Building. Landlord shall also provide floor signage in the elevator lobby of Tenant's floor at Tenant's expense. The exact size, location, and design to be approved by Landlord. Landlord shall list Tenant on such directory at no charge for the initial listing, such initial listings on the directory as Tenant shall reasonably require up to Tenant's prorata share of the available listings. All changes, additions and subtractions to and from Tenant's initial listings shall be at Tenant's sole expense, and Tenant shall pay Landlord's cost for the same. Landlord reserves the right to modify or replace the directory at any time in the future in its sole discretion.

                    ARTICLE EIGHT - REPAIRS AND MAINTENANCE

         Section 8.01 Landlord's obligation to Repair and Maintain. Landlord shall, at its sole cost and expense (except as otherwise provided herein) such cost and expense to be Operating Expenses, keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon the Building, the base building systems within the Leased Premises and the Common Building Facilities and all parts thereof, including, but not limited to, the ceilings, lighting, base building HVAC, plumbing, walls, floors, corridors, lobbies, and base building equipment within and serving the Leased Premises and the Building (including the Building Parking Garage and Additional Parking Area) which are required in the normal maintenance and operation of the Leased Premises and the Building.

         Section 8.02     Tenant's obligations.

         (a) Tenant shall maintain the Leased Premises (except the base building systems contained therein), including all of Tenant's additions, alterations, installations, improvements and trade fixtures, all special HVAC equipment and other special facilities installed by or on behalf of Tenant, and all of Tenant's property within the Leased Premises and shall repair any and all damage caused by it to the Building or the Leased Premises, ordinary wear and tear, damage by fire or other casualty and damage caused by others for whom Tenant is not responsible excepted. Upon termination of this Lease, Tenant shall surrender and deliver up the Leased Premises in the same condition in which existed at the commencement of this Lease, except for ordinary wear and tear, Tenant's alterations, additions, installations and improvements, repairs and maintenance assumed by Landlord, damage arising from fire or other casualty and damage caused by others for whom Tenant is not responsible and which damage Tenant is otherwise not obligated to repair or restore under this Lease.

         (b) If Tenant fails to perform any maintenance or repair required under this Section 8.02, Landlord may, following thirty (30) days' written notice to Tenant, perform the same and Tenant shall reimburse Landlord for the reasonable cost of such maintenance and/or repair within thirty (30) days of Landlord's invoice therefor, together with invoices and paid receipts and other reasonable evidence of such costs. If such amounts are not paid by Tenant within the thirty (30) day period, interest shall accrue on such sums based on Chase Manhattan Bank's New York published prime rate or in the event Chase Manhattan Bank no longer publishes a prime rate, another major bank substituted by Landlord, plus 150 basis points (the "Default Rate"). In addition, if Tenant's failure to maintain or repair causes an imminent threat to persons or property, Landlord may, after providing Tenant with such notice as is reasonable under the circumstances, perform such maintenance or repair and Tenant shall reimburse Landlord for the reasonable cost of such maintenance and/or repair within thirty (30) days of Landlord's invoice therefor, together with invoices and paid receipts and other reasonable evidence of such costs.
If such amounts are not paid by Tenant within the thirty (30) day period, interest shall accrue on such sums until paid at the Default Rate.

                     ARTICLE NINE - FIRE AND OTHER CASUALTY

         Section 9.01     Damage or Destruction.

         (a) If the Building or any part thereof should be destroyed or damaged by fire or other casualty during the term of this Lease, then (unless this Lease is terminated by Landlord or Tenant as hereinafter provided) Landlord shall within sixty (60) days of the date of the casualty, proceed to reconstruct, restore and repair the Building and the base building systems and Building standard improvements contained in the Leased Premises, as the case may be, to a condition substantially equivalent to their former condition. If Landlord does not so commence such restoration or, if having done so, does not proceed with reasonable diligence until same are restored, then upon receipt of written notice to Landlord and any holder of a First Mortgage for which Tenant has been given a notice address from Landlord, Landlord or such First Mortgage holder shall have twenty (20) days to so commence or so proceed. If Landlord fails and the First Mortgage holder also fails to commence or proceed with such action within this period of time, Tenant, as its sole remedy for such failure, may forthwith terminate this Lease, effective as of the date of the casualty.

         (b)     Notwithstanding anything seemingly to the contrary in Section
9.01 (a), Landlord's obligation to restore shall be limited to the insurance proceeds it receives, plus applicable deductibles; provided however, such limitation shall not impair or limit Tenant's right to terminate the Lease for Landlord's failure to timely commence or to complete restoration as provided in
Section 9.01 (a).

         (c) Commencing with the date of such damage, the Rent provided for herein shall abate prorata to the extent that, and for so long as, any portion of the Leased Premises is not reasonably usable; provided however that upon substantial completion by Landlord of its restoration work Rent shall commence on the earlier of the reasonable time thereafter required for Tenant to substantially complete its restoration work under Section 9.01 (e) or sixty
(60) days after reasonable ingress and egress has been provided and reasonably sufficient parking has been provided (which may be provided by shuttle bus or other reasonable means).

         (d) It is agreed that if the Building is totally destroyed by any cause or is so substantially destroyed that reconstruction would require more than one hundred eighty (1 80) days, as reasonably estimated by Landlord's architect or contractor, either Landlord or Tenant may elect to terminate this Lease by giving the other party written notice of such election within thirty
(30) days after the giving of the notice from Landlord hereinafter provided. Such termination shall be effective as of the date of such election. In the event of any substantial casualty, Landlord shall within thirty (30) days thereafter, give Tenant written notice of the estimated time required to repair the same as reasonably estimated by Landlord's contractor or architect.

         (e) For any casualty to the Leased Premises only, or any casualty to the Building and Leased Premises in which Landlord is obligated to restore the Building or otherwise elects to restore the Building, Tenant shall promptly commence and diligently prosecute to completion the restoration of the leasehold improvements, alterations, installations, additions and trade fixtures which are damaged or destroyed to a completion substantially equivalent to their former condition.

         Section 9.02 Waiver of Subrogation Rights. Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building, the Parking Garage and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant in the Building and/or the Parking Garage who shall have executed a similar waiver as set forth in this Section 9.02 for loss or damage to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

         Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.


                            ARTICLE TEN - LIABILITY

         Section 10.01 Waiver. To the extent permitted by law, Tenant releases the Landlord, holders of any Mortgage on the Texaco Building, property manager and their respective partners, employees, officers, directors and agents ("Indemnitees") from, and waives all claims for, damage to person or property sustained by the Tenant, resulting from any accident or event in or about the Texaco Building Complex, or directly or indirectly from any act or neglect of any tenant or occupant of the Building and the Parking Garage or of any other person, including the Indemnitees, except where such results from the gross negligence of an Indemnitee in which event such Indemnitee and Landlord shall be liable to Tenant, subject to the provisions of Section 9.02.

         Section 10.02 Indemnity by Tenant. To the extent permitted by law, Tenant agrees to indemnify, protect, defend and hold the Indemnitees harmless against any and all actions, claims, demands, costs and expenses, including reasonable attorney's fees and expenses for the defense thereof, arising from Tenant's breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, in or about the Leased Premises and the Building, Additional Parking Area and The Texaco Building Complex (subject to Section
9.02 and excluding actions and claims arising from the gross negligence of the Indemnitees), but only to the extent required by this Lease or to the extent of Landlord's liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering such claims or liabilities. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

         10.03 Indemnity by Landlord. Landlord agrees to indemnify, protect, defend and hold the Tenant, Tenant's employees, officers, directors, and agents, (hereinafter the "Tenant Indemnitees")





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

harmless against any and all actions, claims, demands, costs and expenses, including reasonable attorney's fees and expenses for the defense thereof, arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, in or about the Building, Additional Parking Area, The Texaco Building Complex (subject to Section 9.02 and excluding actions and claims arising from the gross negligence of Tenant's Indemnitees), but only to the extent required by this Lease or to the extent of Tenant's liability, if any, in excess of amounts, if any, paid to Tenant under insurance covering such claims or liabilities. In case of any action or proceeding brought against the Tenant Indemnitees by reason of any such claim, upon notice from Tenant, Landlord covenants to defend such action or proceeding by counsel reasonably satisfactory to Tenant.


                   ARTICLE ELEVEN - ALTERATIONS AND FIXTURES

         Section 11.01    Alterations by Tenant.

         (a) Tenant may make such alterations in or additions to the Leased Premises as it shall from time to time elect to make; provided, however, that any material alteration in or addition to the Leased Premises (it being expressly agreed that decorations, substitutions and nonstructural changes which are not visible from the exterior of the Building or Leased Premises and do not adversely affect the base building HVAC or mechanical, electrical or plumbing systems shall not be deemed material) shall be subject to the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed, except as to changes visible from the exterior of the Building or changes which impair or cause load design problems for the structural, HVAC, mechanical, electrical or plumbing systems of the Building, as to which Landlord may withhold consent in its sole discretion. Subject to the approval of Landlord, which will not be unreasonably withheld, Tenant may use contractors of its own selection and there shall be no overhead or supervision fees to Landlord for any such work. Except for the initial installation of Tenant's improvements which are to be funded by Tenant Improvement Allowance, Tenant shall reimburse Landlord for any reasonable out-of-pocket fees or expenses paid to third-party architects, engineers, consultants and/or other professionals in evaluating any alteration requested by Tenant pursuant to this Section 1 1.01.

         (b) All alterations or additions made by Tenant in the Leased Premises shall be constructed and completed in a good and workmanlike manner at Tenant's expense by contractors approved by Landlord, such approval not to be unreasonably withheld or delayed. Tenant shall furnish to Landlord in advance the plans and specifications for and any other information which Landlord may reasonably request pertaining to such alterations or additions. Tenant shall obtain all necessary governmental permits, licenses and approvals and shall comply with all Applicable Laws and the requirements of Landlord as to work schedule, noise abatement, safety, security, elevator access, trash removal and other activities to minimize disruption and annoyance to other tenants in the Building. Upon termination of Tenant's lease of any floors in which Tenant has installed special cabling and systems and/or other additions or alterations, Landlord may require Tenant to restore at

Tenant's sole cost and expense such portions of the Leased Premises to their original condition prior to the termination or expiration of this Lease or the partial termination of this Lease, normal wear and tear excepted.

         (c) Tenant shall pay all taxes and assessments levied with respect to Tenant's trade fixtures and personal property in the Leased Premises and shall reimburse Landlord for any portion of the ad valorem taxes and assessments levied against the equitably attributable to the cost of such trade fixtures, and personal property.

         Section 11.02    Tenant's Property.

         (a) Tenant, at its expense, may, at any time and from time to time, install in and remove from the Leased Premises its trade fixtures, equipment, movable partitions, walls and wall systems (excluding the Virginia Panel Wall System which shall remain the property of Landlord), furniture and furnishings, provided such installation or removal is accomplished without material damage to the Leased Premises or the Building and Tenant promptly repairs any damage thereto.

         (b) Upon the expiration of this Lease, Tenant shall remove all of Tenant's property not affixed to the Building walls, floors and ceilings which can be removed without material damage to the Leased Premises or the Building and Tenant promptly repairs any damage thereto. If Tenant fails to remove any personal property of Tenant that Tenant may remove upon the termination of this Lease, any such property not so removed shall, at Landlord's election, become the property of Landlord or be removed by Landlord at Tenant's expense.


                         ARTICLE TWELVE - CONDEMNATION

         Section 12.01 Total Taking. If all of the Building or the Leased Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose (other than for temporary use or occupancy), the term of this Lease shall terminate as of the date of vesting of title (the "Date of the Taking"), and, subject to a proration and apportionment of Annual Rental and proration, apportionment and reconciliation of Additional Rental and other sums due hereunder as of the Date of the Taking, no further rent shall be due hereunder.

         Section 12.02 Partial Taking. If a part of the Leased Premises shall be so taken, then Landlord shall give Tenant prompt written notice thereof and the part so taken shall no longer constitute part of the Leased Premises, but this Lease shall continue in force and effect as to the part not so taken; provided, however, that Tenant may elect to terminate this Lease (a) if a partial taking is more than ten percent (10%) of the Leased Premises (unless Landlord is able to provide alternate premises in the Building reasonably acceptable to Tenant for the normal conduct of Tenant's business for the portion of the Leased Premises which was taken), (b) if, in the good faith, reasonable judgment of Tenant, the remaining portion of the Leased Premises cannot be economically and practicably used by Tenant for the conduct of its business or (c) if a partial taking has a material and adverse effect upon the means of access to the Leased Premises or the entrances or lobbies of the Building, thereby rendering the Leased Premises unfit for the normal conduct of Tenant's business, unless Landlord shall have provided reasonable substitutes therefor. Tenant shall give notice of any election to terminate to Landlord not later than sixty (60) days after notice of such taking is given by Landlord to Tenant. Upon the date specified in Tenant's notice (which shall be a date as soon thereafter as is practical for Tenant to relocate from the Building, but in no event more than one hundred eighty (180) days thereafter), the term of this Lease shall terminate and, subject to a proration and apportionment of Annual Rental and proration, apportionment and reconciliation of Additional Rental and other sums due hereunder as of the date of the termination, no further rent shall be due hereunder. Upon a partial taking and the term of this Lease continuing in force as to any part of the Leased Premises, the Annual Rental or any Additional Rental shall be reduced proportionately based upon the part or parts of the Leased Premises and/or other parts of the Building so taken. If a part of the Building is taken, and either (i) Landlord's architect or contractor reasonably estimates that reconstruction would require more than one hundred eighty (180) days; (ii) in Landlord's good faith, reasonable judgment the remaining portion of the Building cannot be restored to a functional whole or cannot be restored so as to be efficient and economically viable to own, operate and maintain as a commercial office building or (iii) the cost of restoration will require more than the condemnation proceeds paid to Landlord, then Landlord may elect to terminate this Lease by delivering written notice of such election to Tenant not later than sixty (60) days following the Date of the Taking, and this Lease shall terminate as of a date mutually acceptable to Landlord and Tenant, but in no event more than one hundred eighty (180) days following such notice, subject to a proration and apportionment of Annual Rental and proration, apportionment and reconciliation of Additional Rental and other sums due hereunder.

         Section 12.03 Claims of Landlord and Tenant. Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking (other than for temporary use and occupancy) provided for in this Article without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award, except as hereinafter expressly provided. Tenant shall have the right to make a separate claim with the condemning authority for (a) any moving expenses incurred by Tenant as a result of such condemnation; (b) any costs incurred and paid by Tenant in connection with the layout work, tenant's work or any alteration or improvement made by and paid for by Tenant to the Leased Premises; (c) the value of any of Tenant's property taken; and (d) any other separate claim which Tenant may hereafter be permitted to make, provided, however, that such separate claim shall not reduce or adversely affect the amount of Landlord's award. If Tenant shall not be permitted to make a separate claim in such proceeding, Landlord may prosecute all claims in such proceeding on behalf of both Landlord and Tenant in which event Tenant may, if it so elects and at its expense, join with Landlord in such proceeding, retain co-counsel, attend hearings, present arguments and generally participate in the conduct of the proceeding; provided, however, that if Landlord incurs any additional expense because of Tenant's exercising its rights under this sentence, Tenant will bear such additional expense.

         Section 12. 04   Distribution of the Award.  The aggregate amount of
all awards received in any proceeding relating to any taking (other than awards to Tenant pursuant to Section 12.03 or for temporary use or occupancy) is hereinafter called the "Award." Regardless of the apportionment of the Award in such proceeding, and regardless of any termination of this Lease, the Award shall be paid to Landlord and distributed in the following order of priority:

         (a) If Landlord shall be obligated to repair, alter and/or restore the remaining part of the Building or base building systems and Building standard improvements within the Leased Premises pursuant to Section 12.06, the amount actually expended by Landlord for such repair, alteration and/or restoration shall be paid to Landlord out of the Award in construction draws, as such work is performed.

         (b) Next, if Tenant shall be obligated to repair, alter and/or restore its above Building standard additions, alterations, installations, improvements and trade fixtures in the Leased Premises pursuant to Section 12.06, the reasonable amount actually expended by Tenant for such repair, alteration and/or restoration shall be paid to Tenant out of the Award in construction draws, as such work is performed and if not performed then retained by Landlord.

         (c) Then (whether or not restoration is to be performed under Section 12.04(a) and 12.04(b)) there shall be paid to Tenant any specifically awarded sums from the condemning authority for the items enumerated in Section
12.03 less all restoration costs, included in such specific sums awarded to Tenant, if any.

         (d)     The balance of the Award shall then be paid to Landlord.

         Section 12.05 Temporary Taking of Premises. If all or any part of the Leased Premises shall be temporarily taken by condemnation or otherwise for any public or quasi-public use or purpose (unless Tenant shall have elected to terminate the term of this Lease in accordance with the option provided in the last sentence of this Section), this Lease shall nevertheless remain in full force and effect. Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking; provided, however, that Tenant shall not be liable for the payment of Annual Rental, Additional Rental or other sums for the part of the Leased Premises so temporarily taken. The Award claims of Landlord and Tenant shall be handled as provided in Section 12.03. In the event of a temporary taking which meets the requirement of subsection (a), (b), or (c) of Section 12.02 for a period in excess of one hundred eighty (180) consecutive days, Tenant may terminate the term of this Lease upon notice to Landlord given within thirty
(30) days after such taking or, in the case of an indefinite temporary taking under subsection (a) of Section 12.02, within thirty (30) days after such one hundred eighty (180) day period has expired.

         Section 12.06    Landlord's Obligation to Restore.

         (a) In the event of a taking which taking does not result in the termination of this Lease, Landlord shall, at its expense to the extent of the amount of the Award or Awards to Landlord as (subject to Landlord's right of termination of Section 12.02), proceed with due diligence to repair, alter and/or restore the remaining part of the Building and the base building systems and Building standard improvements within the Leased Premises substantially to their former condition to the extent feasible to constitute a complete and tenantable Building and Leased Premises (assuming Tenant performs its restoration pursuant to Section 12.06(b)). Upon the expiration of any temporary taking which did not result in a termination of this Lease, Landlord shall restore the base building systems and Building standard improvements within the Leased Premises to their former condition as aforesaid.

         (b) In the event of a taking which does not result in the termination of this Lease and to the extent that any Award or Awards to Tenant shall be sufficient for the purpose, Tenant shall restore Tenant's alterations, improvements, installations, additions and trade fixtures in the remaining portion of the Leased Premises.

         (c) During any period of restoration of the Building and the base building systems and Building standard improvements within the Leased Premises pursuant to subsection (a) above, the rent provided for herein shall abate prorata to the extent that, and for so long as, any portion of the Leased Premises is not reasonably useable, and is not actually used, by Tenant in the ordinary conduct of its business.


                    ARTICLE THIRTEEN - REMEDIES AND DEFAULTS

         Section 13.01    Default by Tenant.

         (a) Any of the following shall be an "Event of Default" by Tenant under this Lease:

                 (i) Tenant fails or refuses to pay any installment of Annual Rental or Additional Rental and such failure or refusal continues for more than ten (10) days following delivery of written notice to Tenant; provided, however, following the second (2nd) notice of nonpayment of Annual Rental and/or Additional Rental given by Landlord in any lease year, Landlord shall not be required to give any written notice for any subsequent failure of Tenant to timely pay any installment of Annual Rental or Additional Rental occurring during such calendar year; or

                 (ii) Tenant fails or refuses to perform any of its other covenants under this Lease, and such failure or refusal continues beyond a reasonable time to cure such nonperformance, not to exceed thirty (30) days after written notice from Landlord unless additional time, up to a maximum of one hundred eighty (180) days in the aggregate is required to cure the default which despite diligent and continuous effort, cannot by its very nature be cured within thirty (30) days, provided cure is commenced as soon as commercially reasonable and is diligently prosecuted to completion.

         (b) Following an Event of Default and which is not cured within the cure periods set out above, Landlord shall have the following remedies in addition to those other remedies at law or in equity which are not inconsistent therewith:

                 (i) Landlord may terminate this Lease and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (a) the cost of recovering the Leased Premises, (b) the unpaid rent earned through the date of termination, plus interest thereon at the Default Rate from the due date, and (c) any other sum of money and damages owed by Tenant to Landlord under this Lease at the time of termination.

                 (ii) Landlord may terminate Tenant's right of possession (but not the Lease) and may repossess the leased premises by self-help, forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord may, but shall be under no obligation to do so, relet the same for the account of Tenant, such right to relet being on the following terms and conditions: (a) Landlord shall only relet on commercially reasonable terms and rent, and if the Leased Premises are relet in whole or in part, Tenant shall be entitled to a credit in the net amount of the Annual Rent or Additional Rental received by Landlord as a result (after deducting all reasonable costs incurred by Landlord in finding a new tenant, including brokerage fees, agent's commissions, redecorating costs, construction allowance, lease concessions, parking, attorneys' fees and any other reasonable costs and expenses incident thereto). Tenant shall remain obligated to pay the amount of any deficiency in the Annual Rental or any Additional Rental obtained on such reletting, but if the Annual Rental or any Additional Rental obtained on such reletting is greater than that provided for herein plus Landlord's costs, such excess rentals shall be the sole property of Landlord, and (b) Landlord shall have the right to collect from Tenant amounts equal to said deficiencies provided for above by suits or proceedings brought from time to time on one or more occasions without Landlord being obligated to wait until the expiration of the term of this Lease. Any rentals not paid by Tenant when due shall bear interest at the Default Rate.
No such reletting or other action of Landlord shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord.

         (c) An election by Landlord of its remedies to terminate Tenant's right of possession under Section 13.01(b)(ii) shall not prohibit Landlord from subsequently exercising its rights to terminate the Lease under Section 13.01(b)(i).

         Section 13.02 Default by Landlord. Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. Except as specifically and expressly provided in this Lease, Tenant shall not have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the Mortgagees holding mortgages on the Building notice and a reasonable time to cure any default by Landlord.

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                         ARTICLE FOURTEEN - BANKRUPTCY

         Section 14.01 Bankruptcy by Tenant. If at any time during the term of this Lease a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or substantially all of Tenant's assets is filed against Tenant in any court pursuant to any statute either of the United States or of any state and Tenant fails to secure a discharge thereof within ninety (90) days, or if Tenant voluntarily files a petition in bankruptcy or makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors, the term of this Lease, at the option of Landlord, exercised within thirty (30) days after notice of the happening of any one or more of such events, shall terminate on such date as Landlord shall specify by notice to Tenant, with the same effect as if the date of termination were the Expiration Date of this Lease, but Tenant shall remain liable for rent and/or damages attorneys' fees as provided in Article Thirteen and other damages as may be provided to landlords under the United States Bankruptcy Code (or any successor thereto). However, if a petition for reorganization or for an arrangement is filed by or against Tenant, Landlord may not terminate the term of this Lease so long as Tenant is not in default hereunder and, provided this Lease is assumed or affirmed in such reorganization or arrangement proceeding within the time periods provided by law.


                     ARTICLE FIFTEEN - COMPLIANCE WITH LAWS

         Section 15.01 Tenant's Compliance with Laws. Tenant, at its expense, shall comply with all applicable laws, rules, orders, ordinance, regulations and other requirements, present or future (collectively, "Applicable Laws"), affecting the Leased Premises and/or the Building that are promulgated by any governmental authority or agency having jurisdiction over the Leased Premises and/or the Building and with any reasonable requirements of the insurance companies insuring Landlord against damage, loss or liability for accidents in or connected with the Building or Common Building Facilities to the extent that the same shall affect or be applicable to (i) Tenant's use of the Leased Premises, Building, Common Building Facilities, Additional Parking Area and/or The Texaco Building Complex, (ii) additions, installations, alterations and improvements made by Tenant, trade fixtures and/or personal property of Tenant or (iii) a breach by Tenant of its obligations under this Lease. Tenant shall not at any time use or occupy the Leased Premises so as to violate the Certificate of Occupancy for the Building or Common Building Facilities. Nothing contained in this Section 15.01, however, shall be deemed to impose any obligation upon Tenant to make any structural changes or repairs unless necessitated by reason of a particular use by Tenant of the Leased Premises. Tenant shall be responsible for compliance with all current and future requirements for handicap accessibility within the Leased Premises.

         Section 15.02 Landlord's Compliance with Laws. Landlord shall be responsible for complying with all valid and Applicable Laws affecting the design, construction and operation of the Building (excluding the Leased Premises) or relating to the performance by Landlord of any duties or obligations to be performed by it hereunder. Without limiting the foregoing, Landlord shall comply or cause the Building to comply with all present and future energy conservation and fire and safety laws, regulations and codes, as the same are interpreted from time to time.


                   ARTICLE SIXTEEN -ASSIGNMENT AND SUBLETTING

         Section 16.01    Assignment and Subletting by Tenant.

         (a) Except as permitted pursuant to this Section 16.01, any attempted assignment or subletting by Tenant of this Lease of all or any part of the Leased Premises shall be null and void.

         (b)     Except for an assignment to an "Affiliate" pursuant to Section
16.01 (c) below, if Tenant desires to assign this Lease or sublease all or any part of the Leased Premises, Tenant shall notify Landlord in writing at least thirty (30) days prior to the effective date of any proposed assignment or sublease, describing the terms of the proposed assignment or sublease and the identity of the proposed assignee or sublessee and available financial information concerning the business and history of the proposed assignee or sublessee (and any additional information which Landlord may reasonably request). Landlord shall have fifteen (15) days from receipt of all of the foregoing to elect to (i) reject such proposed assignment or sublease; or (ii) consent to the proposed assignment or sublease; provided, however, Landlord will not unreasonably withhold its consent to a proposed assignment or sublease.

         (c) Tenant (and any permitted subtenant or assignee) shall have the right, without the consent of Landlord, to assign this Lease or sublet the Leased Premises or any portion thereof to, or to permit occupancy of any portion of the Leased Premises by, any Affiliate (as hereinafter defined), any entity that acquires substantially all of the assets of Tenant, any entity into which Tenant is merged and any entity resulting from a consolidation of Tenant with some other entity. The term "Affiliate" shall mean any corporation or other entity controlled by, under common control with or which controls Tenant or in which Tenant, directly or indirectly, has a fifty (50%) percent or greater voting or ownership interest. However, such subletting or assignment shall not relieve Tenant of any of its obligations under this Lease.

         (d) Any assignee of this Lease must execute a written assumption agreement assuming all of the obligations of Tenant accruing from and after the date of assignment.

         (e) No assignment or sublease shall relieve the Tenant which was the assignor or sublessor from any of its obligations or liabilities under this Lease; the original Tenant and any subsequent assignee of Tenant's interest under this Lease shall always remain liable under this Lease.

         (f) Anything to the contrary not withstanding any and all sums collected by Tenant (Assignor or Sublessor) in excess of Annual and Additional Rentals payable hereunder shall be retained by Tenant.

         (g) No assignment or subletting will be allowed at a rental rate that is below the rental rate for tenants for the Building located on floors above the lobby level at the time of the subletting or assignment. If Landlord and Tenant can not agree on the rental rate for the Building, the rate will be determined by the arbitration provision in Exhibit E. Tenant shall pay all of the costs associated with the arbitration.

         Section 16.02 Assignment by Landlord. Landlord shall have the continuing right to transfer, sell and/or assign all of its rights and obligations under this Lease and in the Building, land and Common Building Facilities and to assign, in whole or in part, the rent payable by Tenant under this Lease (subject to the terms of this Lease). Upon the transfer of the entire estate and interest of Landlord under this Lease, the transferor shall have no liability for obligations to Tenant relating to events occurring after and to claims accruing after the date of such transfer. "Landlord" shall mean the then-current owner of Landlord's interest and any transferee of the Landlord's interest shall not be liable for liabilities and obligations of any former Landlord.

         Section 16.03 No Personal Liability. Tenant specifically agrees to look solely to Landlord's interest in the Building, Common Building Facilities for the recovery of any judgment from Landlord, its officers, employees or agents, it being agreed that Landlord shall never be personally liable for any such judgment. The provisions contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest.


                     ARTICLE SEVENTEEN - LANDLORD'S ACCESS

         Section 17.01 Landlord's Right to Use Certain Facilities. Landlord may install, use and maintain utility and other pipes, ducts, lines, flues and conduits in and through the Leased Premises and serving other portions of the Building and/or Leased Premises, provided that such installations are concealed within the permanent walls, floors, columns and ceilings of the Leased Premises and in the shafts provided in the Leased Premises for such installations, not damaging the appearance or reducing the floor area of the Leased Premises or affecting Tenant's layout, and provided further, that the installation work is performed without substantially interfering with Tenant's use of the Leased Premises to the extent commercially reasonable under the circumstances. Any damage to the Leased Premises resulting from Landlord's exercise of the foregoing rights shall be repaired by Landlord, at Landlord's expense.

         Section 17.02 Landlord's Access to Premises. Landlord, and Landlord's employees, agents and contractors, shall have the right to enter and pass through the Leased Premises or any part or parts thereof (i) during non-business hours, to examine the Leased Premises and to show them to underlying or ground lessees or mortgagees and to prospective purchasers, mortgagees, lessees (during the last year of the term of this Lease) or insurers, and (ii) for cleaning and maintenance and making such repairs or changes in or to the Leased Premises or in or to the Building or its facilities as may be provided for or permitted by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by laws and requirements of public authorities, provided, however, that the foregoing shall be done upon prior notice to Tenant, in a manner so as to cause little interference with Tenant's business operations and, if required by Tenant, accompanied by a designated representative of Tenant; (iii) during non- business hours to perform Janitorial Services; and (iv) in emergencies. Tenant may designate one or more areas in the Leased Premises as secure areas, and Landlord shall have no access thereto without being accompanied by a designated representative of Tenant except in the case of emergencies where life or property is threatened.

            ARTICLE EIGHTEEN - NAME OF BUILDING and TENANTS SIGNAGE

         Section 18.01    Name.

         (a) Landlord reserves the right to designate and change the name of the Building at any time.

         (b) No sign, notice or other advertisement shall be inscribed, painted, affixed, or displayed on any windows or doors or on any other part of the outside or inside of the Leased Premises or any where in the Complex without Landlord's prior written consent.


                       ARTICLE NINETEEN - QUIET ENJOYMENT

         Section 19.01 Landlord's Covenant of Quiet Enjoyment. Landlord covenants and agrees, provided Tenant performs all terms, conditions and covenants of this Lease, Tenant shall quietly hold and enjoy the Leased Premises for the term of this Lease, without hindrance, claim or molestation by Landlord, subject to the terms and provisions of this Lease and subject to any other leases, mortgages and other matters to which this Lease is subject.

                           ARTICLE TWENTY - NONWAIVER

         Section 20.01 Non-Waiver By Either Party. Failure by either party to complain of any action, nonaction or default of the other party shall not constitute a waiver of any aggrieved party's rights hereunder. Waiver by either party of any right for any default of the other party shall not constitute a waiver of any right for either a subsequent default of the same obligation or for any other default, past, present or future.


                          ARTICLE TWENTY-ONE - NOTICES

         Section 21.01 Notices to Landlord or Tenant. Any notice or communication to Landlord or Tenant required or permitted to be given under this Lease shall be effectively given only if in writing and sent by Federal Express or other national overnight express courier service, or sent by United States Registered or Certified Mail, postage prepaid, return receipt requested, addressed as follows:

         IF TO TENANT, AS FOLLOWS:     CONTINENTAL NATURAL GAS, INC.
                                       1412 South Boston Avenue, Suite 500
                                       Tulsa, Oklahoma 74119
                                       Attn:   Gary D. Smith
                                               C.F.O.

         IF TO LANDLORD,
         ADDRESSED AS FOLLOWS:         K/B FUND IV
                                       c/o Koll: Investment Management Division
                                       4343 Von Karman Avenue
                                       Newport Beach, California  92660
                                       Attn:   Rodney Richerson

         WITH COPY TO:                 HALL, ESTILL, HARDWICK, GABLE, GOLDEN &
                                       NELSON
                                       320 South Boston Avenue, Suite 400
                                       Tulsa, OK 74103-3708
                                       Attn:   Thomas F. Golden

         If notices, demands or requests are sent by registered or certified mail, said notices, demands or requests shall be effective upon being deposited in the United States mail. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant or in the case of delivery by Federal Express or other overnight courier service, notices shall be effective upon acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant.

         Either party shall have the right to change the address to which notices shall thereafter be sent by giving notice to the other party as aforesaid.

                    ARTICLE TWENTY-TWO - PARTIAL INVALIDITY

         Section 22.01 Severability Clause. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

                        ARTICLE TWENTY-THREE - BROKERAGE

         Section 23.01 Brokerage. Landlord and Tenant mutually represent to each other that the only broker with whom they have dealt with respect to this Lease are Tooman Collins Associates, Inc. and Maritch Services, Inc. and Landlord agrees to pay all commissions that may be owing to such brokers under the commission agreement between Landlord and Tooman Collins Associates, Inc. which broker has agreed to recognize Maritch Services, Inc. as the co-broker. Landlord agrees to indemnify and hold Tenant harmless against any claims for commissions that may be asserted in connection with this Lease based upon acts, conversations or communications of Landlord that may be asserted in connection with the lease of premises hereunder by any brokers other than the two companies named above. Tenant agrees to indemnify and hold Landlord harmless against any claims for commissions that may be asserted in connection with this Lease based upon acts, conversations or communications by Tenant that may be asserted in connection with this Lease by any brokers other than the two companies named above.

              ARTICLE TWENTY-FOUR - SUBORDINATION, NONDISTURBANCE

         Section 24.01 Subordination. Landlord may, from time to time, grant first and secondary lien deeds of trust, mortgages or other lien security interests covering its estate in the land and the Building (herein, collectively, a "First Mortgage") and any subordinate liens as Landlord may elect. Tenant, subject to the provisions of Section 24.02, agrees that this Lease shall be subject and subordinate to each First Mortgage, including any modifications, substitutions, extensions or renewals thereof and advances thereunder from time to time in effect. Upon the request of Landlord, Tenant agrees to execute a subordination agreement incorporating the provisions of this Article Twenty-Four and otherwise in form reasonably acceptable to Tenant and Landlord.

         Section 24.02 Nondisturbance. The subordination of this Lease to any First Mortgage pursuant to Section 24.01 is expressly conditioned upon the holder thereof expressly agreeing in the First Mortgage, or a separate instrument recorded contemporaneously with or at a reasonable time after the recordation of the First Mortgage, that (i) Tenant will not be named or joined in any proceeding (or trustee's sale) to enforce the First Mortgage unless such be required by law in order to perfect the proceeding (or sale) (ii) enforcement of any First Mortgage shall not terminate this Lease or disturb Tenant in the possession and use of the Leased Premises (except in the case where Tenant is in default beyond the period, if any, provided in this Lease to remedy such default), and (iii) any party succeeding to the interest of Landlord as a result of the enforcement of any First Mortgage shall be bound to Tenant as to obligations and liabilities of the Landlord thereafter accruing and as provided in this Lease, and Tenant shall be bound to it, under all the terms, covenants, and conditions of this Lease, including Renewal Terms, with the same force and effect as if such party were the original Landlord under this Lease.

                  ARTICLE TWENTY-FIVE - RULES AND REGULATIONS

         Section 25.01    General. This Lease Controls in Event of Conflict.
(a) Annexed hereto as Exhibit H are Landlord's Rules and Regulations for the Building. Tenant shall faithfully observe and comply with such Rules and Regulations (except as hereinafter provided) and such changes therein as Landlord at any time or times hereafter may make and communicate in writing to Tenant. The Rules and Regulations, as changed in accordance with this Section from time to time, are hereinafter called the "Rules and Regulations."

                     ARTICLE TWENTY-SIX - SECURITY DEPOSIT

         Tenant shall upon execution of this Lease deposit the amount of one
(1) months of Annual Rent with Landlord as its security deposit which shall be held by Landlord to be applied to any Event of Default by Tenant and if none refunded to Tenant within thirty (30) days of the expiration of this Lease.

                      ARTICLE TWENTY-SEVEN - MISCELLANEOUS

         Section 27.01 Certain Miscellaneous Provisions. This Lease (including the Exhibits referred to herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, modified or amended, in whole or in part, except by a writing, executed by the party against whom enforcement of the change, modification or amendment is to be sought. The Article and Section headings or titles in this Lease are inserted for convenience only and are not to be given any effect in its construction. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. The covenants and agreements contained herein shall inure to and be binding upon Landlord, its successors and assigns, and Tenant its successors and assigns.

         Section 27.02 Holding Over. If Tenant holds over in all or any part of the Leased Premises after the expiration or termination of this Lease (or partial/termination as to the portion of the Leased Premises in which Tenant is holding over) , Tenant shall pay as liquidated damages one hundred twenty-five percent (125%) of the Annual Rental and Additional Rental then applicable to the Leased Premises (or applicable portion thereof. No such holding over shall extend the Lease and Tenant shall indemnify Landlord from any and all claims resulting from such holding over, including those of any other tenant to which or whom Landlord may have leased such space and any purchaser of The Texaco Building Complex. Tenant shall be a tenant at will and at sufferance of Landlord for any unauthorized holding over.

         Section 27.03 Estoppel Certificate. Upon the written request of the other, each of Landlord and Tenant agree to execute from time to time certificates stating (a) if true, that the Lease is in full force and effect;
(b) if true, that the certifying party is not in default under the Lease and has no knowledge of any default of the other party; (c) the then applicable rentable area of the Leased Premises, Annual Rental, Additional Rental and the expiration date of the Lease; (d) the date through which rent has been paid;
(e) a covenant to send notices of default (which notices shall be duplicate and not additional notice except as specifically provided in this Lease) by the other party to a designated person or entity and to provide such designated party with the opportunity to cure such default provided in this Lease; (an agreement to not modify or terminate the Lease (except as provided in the Lease) without the prior written consent of a designated person or entity; and (f) such other information as is reasonably requested.

         Section 27.04 Attorneys' and Professional Fees. In the event any dispute between Landlord and Tenant is resolved by a judgment in a court of law, the prevailing party shall be entitled to all of its court costs reasonable professional's fees and reasonable attorneys' fees incurred in connection with such action.

         Section 27.05 Governing Law. This Lease shall be governed in all respects by the laws of the State of Oklahoma without reference to those laws dealing with conflicts of law.

         This LEASE is hereby executed and delivered effective as of the date and year first above written.

                                        K/B FUND IV
                                                                      (LANDLORD)

                                        By
                                          --------------------------------------
                                        Printed Name
                                                    ----------------------------
                                        Title
                                             -----------------------------------


                                        CONTINENTAL NATURAL GAS, INC.
                                                                        (TENANT)

                                        By
                                          --------------------------------------
                                        Printed Name
                                                    ----------------------------
                                        Title
                                             -----------------------------------




STATE OF _____________     )
                           )
COUNTY OF ___________      )

         The foregoing instrument was acknowledged before me this ____ day of _______________, 1997, by ____________________________________________________
as _________________ of CONTINENTAL NATURAL GAS, INC. , an Oklahoma corporation, on behalf of said entity.


                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

____________________
             [SEAL]


STATE OF _____________     )
                           )
COUNTY OF ___________      )

         The foregoing instrument was acknowledged before me this ____ day of _______________, 1997, by ____________________________________________________
as _________________ of K/B FUND IV, a Delaware general partnership, on behalf of said partnership.


                                        ----------------------------------------
                                        Notary Public
My Commission Expires:

____________________
             [SEAL]

                                   EXHIBIT A

                         LEGAL DESCRIPTION OF PROPERTY


         Lots 12, 13 and 14, Block 1, Bayne Addition, City of Tulsa, Tulsa County, State of Oklahoma.

                                 EXHIBIT A2



         Lot Number                        Number of Parking Spaces
         ----------                        ------------------------

                                   EXHIBIT B

                                   ALLOWANCES


Tenant Improvement Allowance

         1 .     Tenant shall be entitled to tenant finish allowance of $10.00 per rentable square foot of office space comprising the Leased Premises for a total allowance of $203,470 'Tenant Improvement Allowance." The Tenant Improvement Allowance will be paid or credited to Tenant within 30 days of the submission of invoices for work performed within the Leased Premises. Tenant shall maintain and make available to Landlord accurate records of any and all such disbursements, along with draw requests signed by the contractors and other bills and invoices establishing that any disbursement was in fact made and lien waivers for all work which Landlord is reimbursing. This allowance can be used for physical construction, architectural space planning, construction documents, moving expenses and computer wiring.

                 Tenant will indemnify Landlord for all damage to and liens against the Building and The Texaco Building Complex arising from work authorized by Tenant and performed within the Leased Premises and the Building and will, within ten (10) days have all liens removed from the Building and The Texaco Building Complex or secure a bond in Landlord's name for the satisfaction of said liens.

         2. Tenant may use the Virginia Wall Panel system in the Leased Premises. The relocation, removal and installation of this Panel Wall System shall be at the expense of Tenant, but may be funded out of the Tenant Improvement Allowance at the option of Tenant. Landlord shall have the sole discretion in determining whether there are any section of panel wall systems located outside of the Leased Premises available for Tenant's use.

         3.      Landlord shall install a fire sprinkler system on the twelfth
(12th) floor West Tower of the Leased Premises at Landlord's sole cost.

         4. Landlord shall, at its sole cost, install new ceiling and lighting in the elevator lobby of the twelfth (12th) floor similar to the ceiling and lighting currently existing in the thirteenth (13th) Floor elevator lobby.

                                   EXHIBIT C

                               ANNUAL RENTAL RATE


Base Rent Schedule

The foregoing rental rates shall be applicable from and after the Term Commencement
Date.

For purposes of this Lease, the total Annual Rental payable by Tenant under this Lease for the Initial Term for office space is TEN AND 50/100 DOLLARS ($10.50) per rentable square feet for a total of TWO HUNDRED THIRTEEN THOUSAND SIX HUNDRED FORTY-THREE AND 50/100 DOLLARS ($213,643.50) and such rental is payable monthly in advance to Landlord according to the following schedule:

Monthly Rental Rate - Initial Term - Office Space: Months 1-60 - $17,803.63 per month.

Renewal Term Rental Rate - Office Space and Storage Space: 100% of Fair Market Value for Comparable Buildings in the Midtown Tulsa Area. The Midtown Tulsa Area shall be considered to be that area bounded by Interstate 51 to the North, Boulder Avenue to the West, Harvard Avenue to the East and 31st Street to the South. For purposes of defining Fair Market Value, the average rental rate for Comparable Buildings in the Midtown Tulsa Area will be the standard. Subject to the notice provisions of Section 2.02(a) of this Lease, Tenant shall provide Landlord with its estimate of the Fair Market Value. Within fifteen (15) calendar days from Tenant giving written notice to Landlord of its intent to renew the Lease, Landlord and Tenant will simultaneously provide their estimates of Fair Market Value for the Renewal Term. If the estimates are within five (5%) percent of each other, the estimates will be averaged and that will be the Fair Market Value. If Tenant's and Landlord's estimates are at variance with each other by more than five (5%) percent Landlord and Tenant will have an additional fifteen (15) days to attempt to negotiate a determination of the Fair Market Value. If Tenant and Landlord can not agree to a determination of Fair Market Value in the fifteen (15) days provided for above, Tenant may withdraw from negotiations or both parties may submit to arbitration as described in Exhibit E to this Lease.

                                   EXHIBIT D

                               OPERATING EXPENSES


         "Operating Expenses" as used in Section 4.02 shall mean the costs and expenses specified below in Category A actually incurred by Landlord for a given Operating Expense Year, to the extent properly allocable (in accordance with generally accepted accounting principles consistently applied) to the operation, repair, maintenance and access control for the Building (including the Building Parking Garage and the Common Building Facilities) and the costs, and expenses of the operation, repair, maintenance and access control for the Additional Parking Area and the Common Area Allocation of the same with respect to The Texaco Building Complex Common Area. If the Building is not fully occupied during any given operating Expense Year, the Operating Expenses actually incurred shall be adjusted to reflect the amount of Operating Expenses which would have been incurred at full occupancy for such Operating Expense Year. It is agreed that any cost allocable to the items specified below in Category B shall be excluded from Operating Expenses. Any local real estate tax incentives or abatements which relate to any Operating Expense Year received by Landlord from local authorities as to real estate taxes includable in Operating Expenses shall be passed through to Tenant to the extent of Tenant's Share.

         A.      Items Included in Operating Expense:

                 All costs and expenses reasonably and necessarily incurred by Landlord in the operation, repair, maintenance and access control for the Building, Common Building Facilities (which includes, without limitation, the Building Parking Garage) and the Additional Parking Area, of the costs and expenses of the operation, repair, maintenance and access control for the Building and The Texaco Building Complex of whatever kind or nature (but excluding those items specified in category B below) and including, without limitation, the following:

                 (1) real estate and improvement taxes and assessments, whether ordinary or extraordinary, anticipated or unanticipated, and all utility district charges, rents and assessments, assessed by any governmental or quasi-governmental body, whether federal, state, county or municipal and whether now existing or hereafter created, and the costs and expenses incurred in any contest of such taxes on application for reduction in same, and any assessments and dues of any private property owner's association for property including the Building, which are assessed, levied or charged against the Building, Common Building Facilities, land, and/or Additional Parking Area of those assessed, levied and/or charged against The Texaco Building Complex;

                 (2) wages, normal and routine salaries, taxes, insurance and benefits (collectively, "Personnel Costs") of all persons engaged in the operation, maintenance, repair, and/or access control for the Building and/or Common Building Facilities, Personnel Costs incurred in providing access and traffic control to the Building, Common Building Facilities, and/or Additional Parking Area and The Texaco Building Complex. Personnel Costs shall include a fair and reasonable allocation of Landlord's or its affiliates' senior property management personnel consisting of a senior property manager and a senior comptroller, but shall otherwise not include personnel above the grade of Building Manager and/or equally held positions. The allocation to Personnel Costs of the senior property manager and senior comptroller shall be the percentage of their time that they spend on the Building and The Texaco Building Complex.

                 (3) the cost of materials and supplies used in the operation, repair and maintenance of the Building, Common Building Facilities, Additional Parking Area and The Texaco Building Complex;

                 (4) the cost of replacements for tools and equipment used in the normal and routine operation, repair, maintenance and access control for the Building and Common Building Facilities, Additional Parking Area, and The Texaco Building Complex, it being agreed that such replacement of equipment shall not include major air conditioning equipment, boilers, elevators or any similar major items;

                 (5) amounts charged to Landlord by independent contractors for services (including full or part- time labor), materials, supplies, tools and equipment furnished in connection with the operation, repair, maintenance and access control for any part of the Building, Common Building Facilities and the Additional Parking Area and the heating, air conditioning, ventilating, plumbing, electrical and elevator systems of the Building, Common Building Facilities and the Additional Parking Area and The Texaco Building Complex;

                 (6) amounts paid by Landlord, or charged to Landlord by independent contractors, for window cleaning and janitorial, rubbish removal and porter services;

                 (7)      water charges and sewer rents;

                 (8) the cost of repainting or otherwise redecorating any part of the exterior of the Building, the Common Building Facilities and the Additional Parking Area of the cost of repainting or otherwise redecorating The Texaco Building Common Area;

                 (9) Holiday and other decorations for the lobby and other public portions of the Building below the second floor, the exterior of the Building, the Common Building Facilities and the Additional Parking Area;

                 (10) the cost of telephone service, postage, office supplies, normal and routine maintenance and repair and replacement of office equipment, telex, facsimile and photocopying charges, furniture costs, and similar charges related to operation of the Building Managers Office in the Building;

                 (11) the cost of licenses, permits and similar fees and charges related to the operation, repair and maintenance and access control of the Building (including the tenanted areas thereof), Common Building Facilities, Additional Parking Area and The Texaco Building Complex;

                 (12) premiums for property insurance, liability insurance, employer's liability insurance, workers compensation insurance, boiler and machinery insurance, rental abatement insurance and such other insurance as is customarily carried by prudent owners of Comparable Buildings, in amounts and with companies as Landlord determines, with respect to the Building, Common Building Facilities, Additional Parking Area and The Texaco Building Complex;

                 (13) fees for the management of the Building, Common Building Facilities and Texaco Building Complex, not exceeding the greater of Three Percent (3%) of gross rentals of the Building (including parking rentals), or the fees customarily charged for Comparable Buildings and excluding any leasing commissions or compensations;

                 (14) fees and reimbursements for costs and expenses paid to the operator of the Building Parking Garage and similar fees and charges with respect to the Additional Parking Area if the Additional Parking Area is operated under a similar arrangement;

                 (15) Subject to the exclusions set forth in Category B herein below, amortization of the cost of installation of capital investment items which are primarily for the purpose of reducing operating costs or which are required by governmental authority. All such costs shall be amortized over the reasonable life of the capital investment items, with the reasonable life and amortization schedule being determined in accordance with general accepted accounting principles and in no event to extend beyond the reasonable life of the Building. In the case of installations for the purpose of reducing operating costs, Landlord shall provide a cost justification for its practicality; and

                 (16) charges (including applicable taxes) for water, sewage, electricity, gas, steam and all other utilities required in the operation, heating, air conditioning and ventilation of the Building (including tenanted areas thereon, the Common Building Facilities, Additional Parking Area, and The Texaco Building Complex;

         Operating Expenses shall be "net" of any reimbursement, refund or credit received by Landlord (net of the reasonable costs and expenses of obtaining the same, if any) with respect to any item of cost that is included in Operating Expenses.

         B.      Items Excluded from Operating Expenses:

                 (1) the cost of any work or service performed for any specific tenant (including Tenant) at such tenant's cost (except pursuant to tenant pass-throughs);

                 (2) the cost of correcting material defects in the construction of the

Building or in the Building equipment;

                 (3) except as otherwise includable under A(2) above, salaries of officers and executives of Landlord,

                 (4) except with respect to the Common Building Facilities, The Texaco Building Complex and the Additional Parking Area, the cost of any work or service performed for the exclusive benefit of any facility other than the Building;

                 (5) the cost of any items for which Landlord is reimbursed by insurance proceeds;

                 (6) except as otherwise included in Category A above, the cost of any repairs, alterations, additions, changes, replacements and other items which under generally accepted accounting principles are properly classified as capital expenditures or which are made in order to prepare for a new tenant's occupancy;

                 (7) the cost of any capital repair in accordance with Articles Nine and Twelve of this Lease;

                 (8) interest on debt or amortization payments on any mortgage and rental under any ground lease or other underlying lease;

                 (9) any real estate brokerage commissions or other costs incurred in procuring tenants;

                 (10) charges (including applicable taxes) for extra electricity, steam and other utilities for which Landlord is entitled to direct reimbursement from any tenant;

                 (11) except as provided in Category A above, any costs of painting or decorating of Landlord's space in the Building (except for the management office) or any occupied part of the Building;

                 (12) any expenses for repairs or maintenance if and to the extent reimbursed pursuant to warranties and service contracts in existence on the Term Commencement Date; and

                 (13) any expenses incurred in order to cause the Building, the Common Building Facilities, The Texaco Building Complex or the Additional Parking Area as they exist today to be, or come into, compliance with any currently binding federal, state or local laws effecting or relating to such facilities as such laws are in effect on the Effective Date.

                                   EXHIBIT E

                                  ARBITRATION

         In any circumstance for which arbitration or a determination of fair market rental value (the "Fair Market Value Rate") is specialty provided for pursuant to this Lease, such arbitration or determination shall be conducted in accordance with the following provisions:

         (a) For purposes of determining the Fair Market Value Rate, Landlord and Tenant shall first meet to attempt to agree upon the Fair Market Value Rate in accordance to the Provisions in Exhibit C. Each party shall be entitled to have its consultants and experts participate in the meetings and discussions between the parties. If Landlord and Tenant have not agreed upon the Fair Market Value Rate and executed and delivered between them a supplement to this Lease setting forth the same within the time frame called for in Exhibit C, then either Landlord or Tenant may notify the other that it desires to invoke the arbitration procedure set forth below.

         (b) If (i) the Fair Market Value Rate has not been determined pursuant to subsection (a) above or (ii) the matter being arbitrated does not involve a determination of the Fair Market Value Rate, then the party invoking the procedure set forth in subsections (b) through (c) of this Exhibit E shall give a notice (the "Arbitration Notice") to the other party meeting the requirements of the (UNIFORM ARBITRATION ACT) (the "Act"), or any successor statute, and stating that the party sending the Arbitration Notice desires to meet within ten (10) days to attempt to agree on a single arbitrator to determine the dispute in question or the Fair Market Value Rate, as the case may be (the "Arbitrator"). If Landlord and Tenant have not agreed on the Arbitrator within fifteen (15) days after giving of the Arbitration Notice, then either Landlord or Tenant, on behalf of both, may apply to the local office of the American Arbitration Association or any organization which is the successor thereof (the "AAA") for appointment of the Arbitrator, or, if the AAA shall not then exist or shall fail, refuse or be unable to act such that the Arbitrator is not appointed by the AAA within sixty (60) days after application therefore, then either party may apply to the presiding judge of the court (as that term is defined in Article 234 of the Act) (the "Court") for the appointment of the Arbitrator and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment. The date on which the Arbitrator is appointed, by the agreement of the parties, or otherwise, is referred to herein as the "Appointment Date". If any Arbitrator appointed hereunder shall be unwilling to unable, for any reason, to serve, or continue to serve, a replacement arbitrator shall be appointed in the same manner as the original Arbitrator.

         (c) The arbitration shall be conducted in accordance with the then prevailing rules of the local office of the AAA, modified as follows:

                 (i) To the extent that the Act or any successor statute imposes requirements different than those of the AAA in order for the decision of the Arbitrator to be enforceable in the courts of the State of Oklahoma, such requirements shall be complied with in the arbitration.

                 (ii) The Arbitrator shall be disinterested and impartial, have no economic interest in the outcome, shall not be affiliated with the Landlord or the Tenant and shall be (A) for purposes of determining the Fair Market Value Rate, an MAI appraiser with at least ten (10) years experience in the determination of fair market rentals in Comparable Buildings (B) for purposes of any dispute under Section 4.02(e) or Exhibit D, an independent certified public accountant with at least ten (10) years experience in public accounting with respect to real estate matters and (C) for purposes of all other disputes or determinations to be made in accordance with this section, a qualified and impartial person who shall have had at least ten (10) years experience in the City of Tulsa, Oklahoma in a calling connected with the matters of the dispute.

                 (iii) Before hearing any testimony or receiving any evidence, the Arbitrator shall be sworn to hear and decide the controversy faithfully and fairly by an officer authorized to administer an oath and a written copy thereof shall be delivered to the Landlord and the Tenant.

                 (iv) Within twenty (20) days after the Appointment Date, Landlord and Tenant shall deliver to the Arbitrator two (2) copies of (A) a written statement setting forth in reasonable detail their respective positions with respect to the dispute in question, which statement may be accompanied by such evidence as the submitting party shall deem appropriate, or (B) their respective written determinations of the Fair Market Value Rate, as applicable (in each case, a "Determination"). After the submission of any Determination, the submitting party may not make any additions to or deletions from or otherwise change such Determination. If either party fails to so deliver its Determination within such time period, time being of the essence with respect thereto, such party shall be deemed to have irrevocably waived its right to deliver a Determination and the Arbitrator without holding a hearing, shall accept the Determination of the submitting party as the result with respect to the dispute in question or the Fair Market Value Rate, as applicable. If each party submits a Determination within the twenty (20) day period described above, the Arbitrator shall, promptly after its receipt of the second Determination, deliver a copy of each party's Determination to the other party. For purposes of determining the Fair Market Value Rate, if the higher of the Determinations so submitted by the parties exceeds the lower of such Determinations by not more than five percent (5%) of the lower Determination, then the Arbitrator, without holding a hearing, shall determine that the Fair Market Value Rate is the mathematical average of the two Determinations thereof.

                 (v) If (A) the Fair Market Value Rate has not been determined pursuant to clause (iv) of this subparagraph or (B) the matter being arbitrated does not involve a determination of the Fair Market Value Rate, then not less than fifteen (1 5) days nor more than thirty (30) days after the earlier to occur of (1) the expiration of the twenty (20) day period provided for in clause (iv) of this subparagraph or (2) the Arbitrator's receipt of both of the Determinations from the parties (such earlier date is referred to herein as the ("Submission Date"), and upon not less than ten (10) days notice to the parties, the Arbitrator shall hold one or more hearings with respect to the dispute in question or the determination of the Fair Market Value Rate, as applicable. The hearings shall be held in the City of Tulsa, Oklahoma at such location and time as shall be specified by the Arbitrator. Each of the parties shall be entitled to present all relevant evidence and to cross-examine witnesses at the hearings. The Arbitrator shall have the authority to adjourn any hearing to such later date as the Arbitrator shall specify, provided that in all events all hearings, pursuant to this Section, shall be concluded not later than forty five (45) days after the Submission Date.

                 (vi) Except as otherwise provided in clause (iv) of this subparagraph, the Arbitrator shall be instructed, and shall be empowered only, to select that one of the Determinations which the Arbitrator believes is the more accurate determination of the dispute in question for the Fair Market Value Rate, as applicable. Without limiting the generality of the foregoing, in rendering his or her decision, the Arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease or either of the Determinations.

                 (vii) The Arbitrator shall render his or her determination as to the selection of a Determination in a signed and acknowledged written instrument, original counterparts of which shall be sent simultaneously to the Landlord and the Tenant, within ten (10) days after the earlier to occur of (A) his or her determination of the dispute in question or the Fair Market Value Rate, as applicable, pursuant to clause (iv) of this subparagraph or (B) the conclusion of the hearing(s) required by clause (v) of this subparagraph,

                 (viii) If the rental commencement date for any space to be leased by Tenant pursuant to this Lease for which the Fair Market Value Rate is being determined begins prior to the commencement of or completion of the procedures for determining such rental rate as herein provided, rent shall be provisionally determined and paid for by Tenant based on Landlord's initial calculation of the Fair Market Value Rate beginning on the commencement date provided in the Lease. Any overpayment by, Tenant resulting from any reduction in the Fair Market Value Rate upon its final determination pursuant to the provisions hereof, together with interest thereon from the date or dates of overpayment at the Prime Interest Rate, until such rent is credited to Tenant, shall be credited to Tenant's next succeeding Annual Rental payments.

                 (ix) The Arbitrator shall resolve any Operating Expense dispute as he may determine and his decision shall be binding on Landlord and Tenant. Each party shall present its case to the Arbitrator and each party's auditors involved in the dispute shall be entitled to present evidence and attend hearings.

         (d) This provision shall constitute a written agreement under the Act to submit those disputes for which arbitration is specifically provided for pursuant to this Lease, including any dispute regarding the determination of the Fair Market Value Rate, to arbitration.

         (e) The arbitration decision, determined as provided in this Section, shall be conclusive and binding on the parties, shall constitute an "award" by the Arbitrator within the meaning of the AAA rules and applicable law and judgment may be entered thereon in any court of competent jurisdiction.

         (f) Each party shall pay its own fees and expenses relating to the arbitration (including, without being limited to, the fees and expenses of its counsel and of experts and witnesses retained or called by it). Each party shall pay one-half ( 1/2) of the fees and expenses of the AAA and of the Arbitrator, provided, that if either party fails to submit a Determination within the period provided therefor, such non-submitting party shall pay all of such fees and expenses.

                                   EXHIBIT F


         I.      Heating, Ventilation and Air Conditioning.

                 The HVAC system that is in place will be in good working order. Tenant accepts the main duct distribution system in as-is/where-is condition with any modifications to ducts at Tenant's sole cost.

         II.     Electrical Distribution and Service.

                 Tenant accepts the electrical system in as-is/where is condition.

                                   EXHIBIT G

                                   JANITORIAL

Landlord reserves the right to modify these specifications upon notice to Tenant.

Landlord will maintain janitorial specifications consistent with those of Comparable Buildings in the Midtown Tulsa area.

I.       NIGHTLY - ALL FLOORS.
         --------------------

         A.      Empty trash can and change liners as needed.

         B. Pick up recycle paper on recycle floors, deliver to designated area for pick up. Clean all private rest rooms (stock paper towels, tissue, and soap. Clean sink, stool, and mirror).

         D. Clean all kitchenette and coffee bar areas (stock paper towels and clean sink and counter tops).

         E.      Clean all conference rooms.

         F.      Service areas (clean sink and stock paper towels).

         G.      Clean all drinking fountains.

         H.      Clean and mop floor of Tenant elevator lobbies.

         I.      Trash taken to designated area for pick up.

         J. Blot and clean all liquid spills from lobby area, service area, and carpet areas.

         K.      Remove all trash from all floors to trash pick-up area.

II.      TWICE A WEEK - ALL FLOORS.
         -------------------------

         A. Wipe desk bookshelves and all furniture off with damp cloth. Dust desk where papers prohibit using water.

         B.      Wipe telephone with damp cloth.

         C.      Wipe spots from walls and doors; if glass, use window cleaner.





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

         D.      Clean spots from glass partitions and glass doors.

         E.      Whisk broom chairs as needed.  Clean vinyl or leather.

         F.      Clean ladies' lounge on floors where located.

         G.      Wipe trash cans out as needed.

         H. Break down cardboard boxes and take to recycle area twice per week.

III.     WEEKLY.
         ------

         A.      Clean window sills.

         B.      Dust hanging picture frames.

         C.      Dust partitions.


IV.      MONTHLY.
         -------

         A.      Clean wooden desks with furniture polish.

         B.      Clean glass-topped desks with window cleaner.

         C. Wipe or dust file cabinets, dust bookshelves, all furniture in the office (if wooden, use furniture polish; if glass top, use window cleaner).

         D.      Dust base boards.

         E.      Dust chair bottoms and legs.

V.       ANNUAL.
         ------

         A.      Wash marble lobby walls on all floors once a year.

         B. Common hallways where carpeted and all office areas to be shampooed (cleaned) 1 time per year on a scheduled basis.

VI.      VACUUM CLEANING.
         ---------------

         A. Vacuum carpeted areas 2 times a week. Once a week detail vacuuming is done on a rotation basis.

         B.      Vacuum diffusers in Tenant elevator lobbies once a month.

         C.      StaticGuard carpet as needed.

VII.     ELEVATORS.
         ---------

         A.      Polish handrails and wipe down wall panels daily.

         B.      Shampoo carpet once per week.

VIII.    REST ROOMS - NIGHTLY.
         --------------------

         A.      Clean, sweep, and mop.

         B.      Clean sinks with disinfectant and chrome polish.

         C.      Clean stools and urinals with bowl cleaner.

         D.      Clean toilet seats (both sides) with disinfectant.

         E.      Clean mirrors and polish stainless steel.

         F.      Restock paper towels, tissue, and soap dispensers.

         G. Empty sanitary napkin disposal boxes nightly and clean with disinfectant, once a week.

         H.      Clean spots on tile behind sinks and urinals.

         L.      Empty trash nightly and take to designated area for pick up.

         J.      Dust partition tops and plumbing fixtures as needed.

         K.      Clean stall walls as needed.

         L.      Scrub floors with scrubber 4 times per year.

         M.      Completely wash walls and partitions twice per year.

IX.    ALL OTHER FLOORS.
       ----------------

         -       Refinish hard floors (strip, wax, and buff) as follows:

         - Service Area: Clean and mop 2 times weekly; stock paper towels and soap.

X.       DAY UTILITY.

         A. Main Lobby - daily - mid morning - police the lobby for trash or spills after lunch rush, pick up any trash in the lobby and hand vacuum the seating areas if needed.

         B. Miscellaneous - early a.m. - start at the top of the building and come down, turning on the floor lights. After the lunch rush, vacuum out the elevator cabs as needed. Be available to clean up spills and messes which may occur, as well as any special cleaning which may be required from time to time. Alert engineers of any leaks or mechanical problems which you may observe.

         C. Maintain the lighting systems in the building by replacing lamps observed or reported to be out.

XI.      WINDOW CLEANING.

         Wash windows in all Tenant premises of building twice a year.

                                   EXHIBIT H

                              THE TEXACO BUILDING

                         BUILDING RULES AND REGULATIONS


Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenant or used by any tenant for any purpose other than ingress and egress to the Leased Premises and for going from one part of the Building to another part of the Building.

Plumbing fixtures and appliances shall be used only for the purpose for which designated and no sweeping, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting from misuse by Tenant shall be paid by Tenant and Landlord shall not in any case be responsible therefore.

No signs, advertisements, or notices shall be painted or affixed in any way on or to any windows or doors or any other parts of the Building except of such color, size and style and in such places as designated by Landlord.

Landlord will provide and maintain a directory board for all the tenants in the main lobby of the Building, and no other directory will be permitted unless previously consented to by Landlord in writing.

Landlord shall be provided with a key for all locks for doors in tenant's leased area and no tenant shall place any additional lock or locks on any door in its leased area without Landlord's written consent. All requests for duplicate keys shall be made to the Property Manager. Tenant, with Landlord's approval which approval shall not be unreasonably withheld, can designate certain areas as closed access and will not have to provide Landlord with a key.

Proposed plans for alterations affecting floors, walls, woodwork, trim, windows, ceiling, equipment, and/or other physical portion of the Building must be approved in writing by Landlord. Tenants will refer all contractors, contractors representatives and installation technicians tendering any service to them to Landlord for Landlord's reasonable supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building, including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, any and all installation of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, and any other physical portion of the Building.

Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which requires use of elevators or stairways or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movement shall be under the supervision of Landlord and in the manner agreed between the tenant and Landlord by prearrangement before performance. Such prearrangement initiated by a tenant shall include determination by Landlord, and subject to his decision and control as to the time, method, and routine of movement and as to limitations for safety or other concern which may prohibit any article, equipment, or any other item from being brought into the Building.

The tenants are to assume all risks as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of entering property to completion of work; and Landlord shall not be liable for acts of any persons engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for a tenant.

Landlord reserves the right to prescribe the weight and position of safes and other heavy equipment, which shall, in all cases, distribute weight, stand on supporting devices approved by Landlord. All damages done to the building by taking in or putting out any property of a tenant, or done by a tenant's property while in the building, shall be repaired at the expense of that tenant.

A tenant shall notify the Property Manager when safes or other heavy equipment are to be taken in or out of-the building, and the moving shall be done under the supervision of the Property manager, after receiving written permission from Landlord. Persons employed to move such property must be acceptable to Landlord.

Corridor doors, when not in use, will be kept closed.

Each tenant shall cooperate with Landlord's employees in keeping its leased area neat and clean. Tenant shall not employ cleaning and maintenance personnel. Landlord shall be in no way responsible to the tenants, their agents, employees, or invitees for any loss of property from the leased premises or public areas or for any damage to any property thereon from any cause whatsoever, unless due to gross negligence by Landlord.

Tenant shall not make or permit any improper noises in the building or otherwise interfere with other tenants or persons having business with them.

Tenant shall cooperate with Landlord's reasonable efforts to minimize energy consumption.

Tenant shall comply with Landlord's life safety plans, including all requirements for fire drills and building evacuation plans.

Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on, or about the tenant's area.

Tenant may be allowed vending machines for bottled or canned soda and drinks for its employees. Landlord reserves the right to contract for the installation of the vending machines or to designate a specific company to provide the vending machines.

No machinery of any kind except office equipment, shall be operated by any tenant in its leased area without the prior written consent of Landlord, nor shall any tenant use, or keep, in the building any flammable or explosive fluid or substance.

No portion of the tenant's leased area shall at any time be used or occupied as sleeping or lodging quarters.

Tenants are requested to lock all office doors leading to corridors and to turn out all lights at the close of their working day.

Landlord shall not be held responsible for lost or stolen personal property, money or jewelry from tenant's leased area or public areas regardless of whether such loss occurs when area is locked against entry or not, unless due to gross negligence by Landlord.

Tenant shall not tamper with or attempt to adjust the temperature control thermostats in the leased premises. Landlord shall make adjustments in thermostats on call from the tenant. Landlord shall provide initial balancing of Tenant's HVAC system and will attempt to make adjustments to the thermostats to provide a comfortable temperature and humidity level in the Leased Premises. Landlord will preapprove thermostats that Tenant can control so long as they are indicated on Tenant's HVAC plans and approved by Landlord's engineer.

Tenant shall have access to the building before and after normal working hours. Such access shall be through the front door and shall be controlled by the security guard on duty.

Landlord reserves the right to rescind any of these rules and regulations and to make such other and further reasonable rules and regulations as in its judgment shall, from time to time, be needed for the safety, protection, care and cleanliness of the building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

                                   EXHIBIT I

                             OVERTIME HVAC CHARGES

         Any HVAC services ("Overtime HVAC") furnished to Tenant at times or on days other than during the regular business hours specified in Section 5.02(a) shall be at $50.00 per hour for the first partial or full floor for which Tenant requests Overtime HVAC and $50.00 per hour for each additional partial or full floor for which Tenant requests overtime HVAC. Such charges shall be adjusted from time to time for the actual increases or decreases to Landlord of providing Overtime HVAC resulting from increases or decreases in Landlord's cost's including costs per kilowatt hour of electricity from the charges in effect as of the Effective Date of this Lease.

                                  EXHIBIT J

                                ENVIRONMENTAL

      The following is a listing of documentation, reports, surveys, and test results that are available for Tenant's inspection. It is Tenant's responsibility to review these documents.

         1. November 1996 report from Pathcon Laboratories to identify certain microbiological forming units of Legionella bacteria.

         2. June 1995 report from Morrison & Associates Services detailing the locations and makeup of the asbestos containing material (chrysolite or amosite) in the Building.

         3. Certification letters from ClHs on past asbestos abatement projects.

         4. All air monitoring done by Morrison & Associates in 1996, and 1992 and 1993 EH&S reports on the ambient monitoring for airborne asbestos fibers.